                                                                     EXHIBIT 2.1


--------------------------------------------------------------------------------



                            SHARE PURCHASE AGREEMENT





                                     BETWEEN




                          SAVIENT PHARMACEUTICALS, INC.




                                       AND



                                  FERRING B.V.







                                 March 23, 2005


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I             SHARE PURCHASE..........................................................................1

         Section 1.1   Sale and Transfer of Shares............................................................1
         Section 1.2   Purchase Price.........................................................................1
         Section 1.3   The Closing............................................................................2
         Section 1.4   Post-Closing Adjustment................................................................3

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................5

         Section 2.1   Organization, Qualification and Corporate Power........................................5
         Section 2.2   Capitalization.........................................................................6
         Section 2.3   Authority..............................................................................7
         Section 2.4   Bankruptcy.............................................................................7
         Section 2.5   Governmental Consents..................................................................7
         Section 2.6   Noncontravention.......................................................................8
         Section 2.7   Financial Statements...................................................................9
         Section 2.8   Absence of Certain Changes............................................................10
         Section 2.9   Undisclosed Liabilities...............................................................10
         Section 2.10  Taxes.................................................................................10
         Section 2.11  Withholdings and Remittances..........................................................11
         Section 2.12  Tangible Personal Property............................................................11
         Section 2.13  Real Property.........................................................................11
         Section 2.14  Intellectual Property.................................................................12
         Section 2.15  Contracts.............................................................................13
         Section 2.16  Entire Business.......................................................................14
         Section 2.17  Litigation............................................................................14
         Section 2.18  Employees.............................................................................15
         Section 2.19  Employee Benefits.....................................................................16
         Section 2.20  Environmental Matters.................................................................17
         Section 2.21  Legal Compliance......................................................................18
         Section 2.22  Permits...............................................................................19
         Section 2.23  Drug Product Regulatory Matters.......................................................19
         Section 2.24  Brokers' Fees.........................................................................20
         Section 2.25  Insurance.............................................................................20
         Section 2.26  Bank Debt.............................................................................20

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE BUYER............................................20

         Section 3.1   Organization; Qualification and Corporate Power.......................................20
         Section 3.2   Authority.............................................................................21
         Section 3.3   Governmental Consents.................................................................21
         Section 3.4   Noncontravention......................................................................22
         Section 3.5   Litigation............................................................................22
         Section 3.6   Investment Intent.....................................................................22
         Section 3.7   Financing.............................................................................23
         Section 3.8   Financial Advisor.....................................................................23
         Section 3.9   Due Diligence by the Buyer............................................................23

ARTICLE IV            PRE-CLOSING COVENANTS..................................................................24

         Section 4.1   Closing Efforts.......................................................................24
         Section 4.2   Operation of Business.................................................................25
         Section 4.3   Access................................................................................27
         Section 4.4   Schedules.............................................................................27
         Section 4.5   Elimination of Certain Intercompany Obligations.......................................28
         Section 4.6   Obligations Relating to Puricase......................................................28
         Section 4.7   Banking Relationships; Powers of Attorney.............................................28
         Section 4.8   BTG-271...............................................................................29

ARTICLE V             CONDITIONS PRECEDENT TO CLOSING........................................................29

         Section 5.1   Conditions to Obligations of the Buyer................................................29
         Section 5.2   Conditions to Obligations of the Seller...............................................30
         Section 5.3   Frustration of Closing Conditions.....................................................30

ARTICLE VI            INDEMNIFICATION........................................................................31

         Section 6.1   Indemnification by the Seller.........................................................31
         Section 6.2   Indemnification by the Buyer..........................................................31
         Section 6.3   Claims for Indemnification............................................................32
         Section 6.4   Survival..............................................................................33
         Section 6.5   Limitations...........................................................................34
         Section 6.6   Treatment of Indemnification Payments.................................................36

ARTICLE VII           TAX MATTERS............................................................................37

         Section 7.1   Preparation and Filing of Tax Returns; Payment of Taxes...............................37
         Section 7.2   Allocation of Certain Taxes...........................................................38
         Section 7.3   Refunds and Carrybacks................................................................38
         Section 7.4   Cooperation on Tax Matters; Tax Audits................................................38
         Section 7.5   Termination of Tax Sharing Agreements.................................................39
         Section 7.6   Section 338 Election..................................................................39
         Section 7.7   Scope of Article VII..................................................................40

ARTICLE VIII          TERMINATION............................................................................40

         Section 8.1   Termination of Agreement..............................................................40
         Section 8.2   Effect of Termination.................................................................41

ARTICLE IX            OTHER POST-CLOSING COVENANTS...........................................................41

         Section 9.1   Access to Information; Record Retention...............................................41
         Section 9.2   Use of Name for Transition Period.....................................................42
         Section 9.3   Payment of Assumed Liabilities; Receipt of Accounts Receivable........................42
         Section 9.4   Further Assurances....................................................................42
         Section 9.5   License Grants........................................................................43
         Section 9.6   Non-Competition.......................................................................44
         Section 9.7   Non-Solicitation......................................................................44
         Section 9.8   No Interference with the Business.....................................................44

ARTICLE X             MISCELLANEOUS..........................................................................45

         Section 10.1  Confidentiality Agreement.............................................................45
         Section 10.2  Press Releases and Announcements......................................................45
         Section 10.3  No Third-Party Beneficiaries..........................................................45
         Section 10.4  Action to be Taken by Affiliates......................................................45
         Section 10.5  Entire Agreement......................................................................45
         Section 10.6  Succession and Assignment.............................................................46
         Section 10.7  Notices...............................................................................46
         Section 10.8  Amendments and Waivers................................................................47
         Section 10.9  Severability..........................................................................47
         Section 10.10 Expenses..............................................................................47
         Section 10.11 Governing Law.........................................................................47
         Section 10.12 Disclosure............................................................................47
         Section 10.13 Construction..........................................................................48
         Section 10.14 Counterparts and Facsimile Signature..................................................48
         Section 10.15 Dispute Resolution....................................................................48


EXHIBITS AND SCHEDULES:

         Exhibit A                 Share Transfer Deed
         Exhibit B                 Form of Undertaking
         Exhibit C                 Residual Rights Agreement
         Exhibit D                 Guarantee

         Disclosure Schedule

         Schedule 4.2(a)           Operation of Business
         Schedule 4.8              BTG-271 Patents
         Schedule 5.1(d)           Required Consents

         Appendix I                Memorandum and Articles of Association of BTG

                             TABLE OF DEFINED TERMS

Defined Term                                             Section
------------                                             -------

Acquired Assets                                          1.4(a)
Adjusted Asset Purchase Price                            1.4(f)
Adjusted Share Purchase Price                            1.4(f)
Affiliate                                                4.1(a)
Agreement                                                Preliminary Statement
Asset Buyer                                              Introduction
Asset Purchase Agreement                                 Introduction
Asset Purchase Price                                     1.2(a)
Assumed Liabilities                                      1.3(b)(v)
Bank Debt                                                2.26
BTG                                                      Introduction
BTG Organizational Documents                             2.1(c)
Business                                                 2.1(b)
Business Benefit Plans                                   2.19(a)
Business Contracts                                       2.15(c)
Business Day                                             1.2(d)
Business Material Adverse Effect                         2.1(b)
Buyer                                                    Preliminary Statement
Buyer Certificate                                        5.2(c)
Buyer Indemnified Parties                                6.1
Buyer License                                            9.5(a)
Buyer Material Adverse Effect                            3.3(h)
Closing                                                  1.3(a)
Closing Date                                             1.3(a)
Closing Date Debt Obligation                             1.2(d)
Closing Statement                                        1.4(a)
Closing Working Capital Amount                           1.4(a)
Competitive Activity                                     9.6
Confidentiality Agreement                                10.1
Damages                                                  6.1
Deferred Item                                            2.16
Designated Intellectual Property                         2.14(a)
Disclosure Schedule                                      Article II
Dispute                                                  10.15(a)
Employee Benefit Plan                                    2.19(a)
Environment                                              2.20(a)(ii)
Environmental Law                                        2.20(a)(iv)
Environmental Matters                                    2.20(a)(v)
Excluded Liabilities                                     2.9
FDA                                                      2.23(a)
Financial Statements                                     2.7(a)
GAAP                                                     1.4(a)

Defined Term                                             Section
------------                                             -------

Governmental Application                                 2.5
Governmental Entity                                      2.5
IMH                                                      2.23(a)
Income Taxes                                             7.1(a)
Indemnified Party                                        6.3(a)(i)
Indemnifying Party                                       6.3(a)(i)
Israel Lands Authority                                   2.5(d)
Israeli Antitrust Law                                    4.1(b)
Investment Center                                        2.5(e)
Leased Real Property                                     2.13(b)
Lien                                                     2.2(c)
Manufacturing Agreement                                  4.5(b)
Material Contract                                        4.2(a)(xvi)
Materials of Environmental Concern                       2.20(a)(iii)
Most Recent Financials Date                              2.7(a)
Most Recent Statement of Net Assets                      2.7(a)
Neutral Accountant                                       1.4(c)(ii)
Non-Competition Period                                   9.6
Notes                                                    3.7
Notice of Objection                                      1.4(b)
OCS                                                      2.5(c)
Off-Site Liabilities                                     2.20(a)(vi)
Payoff Agreements                                        2.26
P&Ls                                                     2.7(d)
Permits                                                  2.22
Products                                                 2.23(b)
Puricase                                                 4.5(b)
Real Property Leases                                     2.13(b)
Regulatory Authorizations                                2.23(a)
Related Patent Rights                                    9.5(e)
Release                                                  2.20(a)(i)
Residual Rights Agreement                                4.5(a)
Retained Marks                                           9.2(a)
Seller                                                   Preliminary Statement
Seller Certificate                                       5.1(c)
Seller Indemnified Parties                               6.2
Seller License                                           9.5(a)
Share Purchase Price                                     1.2(a)
Shares                                                   Introduction
Subsidiary                                               9.6(c)
Target Working Capital Amount                            1.4(d)
Tax Audit                                                7.4(b)
Tax Returns                                              2.10(d)
Taxes                                                    2.10(d)

Defined Term                                             Section
------------                                             -------

Third-Party Claim                                        6.3(a)
Third Party Consent                                      2.6(c)
Transferred Contract                                     2.6(c)
Transferred Patent Rights                                9.4
Transferred Products                                     9.5(a)
Transferred Trademark Rights                             9.2(a)

                            SHARE PURCHASE AGREEMENT


         This Share Purchase Agreement (the "Agreement") is entered into as of March 23, 2005 between Savient Pharmaceuticals, Inc., a Delaware corporation (the "Seller") and Ferring B.V., a Dutch corporation (the "Buyer").

                                  INTRODUCTION

         Bio-Technology General (Israel) Ltd. is a company organized under the laws of the State of Israel and a wholly owned direct subsidiary of the Seller ("BTG").

         The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the issued and outstanding share capital of BTG (the "Shares"), upon the terms and subject to the conditions set forth herein.

         In addition, as a condition and inducement to the parties' willingness to enter into this Agreement, the Seller and Ferring International Centre SA, a Swiss corporation and an Affiliate (as defined in Section 4.1(a)) of the Buyer (the "Asset Buyer"), are entering into an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"), providing for the purchase by the Asset Buyer of certain contract rights of the Seller and certain intangible assets licensed by the Seller to BTG, and related inventory and accounts receivable. All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

         As a further condition and inducement to the parties' willingness to enter into this Agreement, Ferring Holding S.A. a Swiss corporation and an Affiliate of the Buyer (the "Ferring Holdings"), is executing and delivering to the Seller a Guarantee of even date herewith in the form of Exhibit D, guaranteeing the indebtedness, obligations and liabilities of (i) the Buyer hereunder, (ii) the Asset Buyer under the Asset Purchase Agreement and (iii) the Asset Buyer under the Notes (as defined in the Asset Purchase Agreement).

         The Buyer and the Seller therefore agree as follows:

                                   ARTICLE I
                                 SHARE PURCHASE

         Section 1.1 Sale and Transfer of Shares. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.3(a)), the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Shares, free and clear of Liens (as defined in Section 2.2(c)).

         Section 1.2 Purchase Price.

         (a) In consideration for the sale and transfer of the Shares, the Buyer shall pay at the Closing $50,100,000.00 (the "Share Purchase Price").

         (b) At the Closing, the Buyer shall pay the Share Purchase Price by wire transfer of immediately available funds to one or more accounts designated by the Seller.

         (c) The accounts to which the Share Purchase Price is to be paid pursuant to Section 1.2(b) shall be designated by the Seller to the Buyer in writing at least five Business Days (as defined in Section 1.2(d)) prior to the Closing Date (as defined in Section 1.3(a)).

         (d) As used in this Agreement, a "Business Day" shall be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York, United States of America or in The Netherlands are permitted or required by law, executive order or governmental decree to remain closed.

         (e) The Share Purchase Price is stated above in its gross amount, and is subject to any Tax withholding required to be made by the Buyer, under any applicable law in any jurisdiction.

         Section 1.3 The Closing.

         (a) Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, Alder Castle, 10 Noble Street, London, United Kingdom, commencing at 10:00 a.m., London time on the second Business Day following the satisfaction or waiver of the conditions set forth in Article V (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or on such other date and at such other time and place as the Buyer and the Seller agree. The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date". The Closing under this Agreement shall occur simultaneously with the occurrence of the "Closing" under the Asset Purchase Agreement.

         (b) Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

             (i) one or more certificate(s) evidencing all of the Shares registered in the name of the Buyer, and a copy of the shareholder's register of BTG certified by BTG's Managing Director;

             (ii) a share transfer deed in the form attached hereto as Exhibit A, duly executed for transfer to the Buyer;

             (iii) a notice to the Israeli Registrar of Companies with respect to the transfer of the Shares to the Buyer, duly executed;

             (iv) the Seller Certificate (as defined in Section 5.1(c));

             (v) a notice of immediate resignation of all of the directors of BTG in their capacities as directors (and not in any other capacities), each of which notices will confirm that the respective director does not have any claims or demands against BTG for remuneration in respect of having served as a director of BTG, or any claims against the Seller that would be Assumed Liabilities (as defined in Section 1.2(a) of the Asset Purchase Agreement); and

             (vi) a notice to the Israeli Registrar of Companies confirming the resignations of all directors of BTG as described in Section 1.3(b)(v).

         (c) Deliveries by the Buyer. At the Closing, the Buyer shall pay the Share Purchase Price in accordance with Section 1.2, and shall deliver or cause to be delivered to the Seller the Buyer Certificate (as defined in Section 5.2(c)).

         Section 1.4 Post-Closing Adjustment. The Share Purchase Price set forth in Section 1.2 and the Asset Purchase Price set forth in Section 1.3(a) of the Asset Purchase Agreement shall be subject to adjustment after the Closing Date as follows:

         (a) Within 45 days after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement calculating the Closing Working Capital Amount (the "Closing Statement"). For purposes of the Closing Statement, current assets and current liabilities shall be determined in accordance with United States generally accepted accounting principles as in effect as of the Most Recent Financials Date (as defined in Section 2.7(a)) ("GAAP") and on a basis consistent with the accounting principles, practices, procedures, policies and methods that were employed in the preparation of the Most Recent Statement of Net Assets. The Closing Statement shall set forth a calculation of the Closing Working Capital Amount (as defined in this Section 1.4(a)), including as a line item any number used in calculating the Closing Working Capital Amount that would ordinarily be included on a balance sheet prepared in accordance with GAAP and illustrating how such calculation of the Closing Working Capital Amount is derived from the information included in the Closing Statement. As used in this Agreement, "Closing Working Capital Amount" means, (i) the Acquired Assets (as defined in Section 1.1(a) of the Asset Purchase Agreement) and the assets of BTG (other than Tax (as defined in Section 2.10(d)) assets), in each case that constitute current assets as of the Closing Date, less (ii) the Assumed Liabilities and the liabilities of BTG (other than Tax liabilities), in each case that constitute current liabilities as of the Closing Date.

         (b) If the Seller does not, within 30 days after the Buyer's delivery of the Closing Statement, deliver a notice to the Buyer disagreeing with the Buyer's calculation of the Closing Working Capital Amount (a "Notice of Objection"), then the Closing Statement delivered by the Buyer shall be final and binding. Any Notice of Objection shall specify those items or amounts as to which the Seller disagrees and shall include the Seller's proposed Closing Working Capital Amount, and the Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Statement. Resolution of any dispute identified in any Notice of Objection shall be resolved in accordance with Section 1.4(c).

         (c) If the Seller timely delivers a Notice of Objection to the Buyer, then:

             (i) The Buyer and the Seller shall, during the 15-day period following the delivery of such Notice of Objection, attempt in good faith to reach agreement on the disputed items or amounts. If the Buyer and the Seller are able to reach agreement with respect to the disputed items or amounts, then they shall prepare an agreed Closing Statement, which statement shall be final and binding.

             (ii) If during such 15-day period the Buyer and the Seller are unable to reach such agreement, they shall promptly thereafter submit the matters remaining in dispute to Huron Consulting Group (or, if Huron Consulting Group declines to act, to another accounting firm mutually agreed upon by the Buyer and the Seller and, if the Buyer and the Seller are unable so to agree within 10 days after the end of such 15-day period, then a nationally recognized accounting firm with expertise in resolving purchase price adjustment disputes shall be selected in accordance with the rules of the American Arbitration Association) (Huron Consulting Group or such agreed or selected firm, the "Neutral Accountant"). The Buyer and the Seller shall instruct the Neutral Accountant (x) to review this Agreement, the Asset Purchase Agreement and the disputed items or amounts and (y) to deliver to the Buyer and the Seller, as promptly as practicable, a Closing Statement prepared in accordance with Section 1.4(a), which Closing Statement shall be final and binding. The Closing Working Capital Amount set forth in the Closing Statement prepared by the Neutral Accountant shall be equal to one of, or between, the values proposed by the Buyer in the Closing Statement and by the Seller in its Notice of Objection.

             (iii) The Neutral Accountant's authority shall be limited to determining the items or amounts disputed by the Seller in its Notice of Objection and not resolved by the parties during the 15-day period following the delivery of the Notice of Objection. The Buyer and the Seller agree that the procedure set forth in this Section 1.4(c) for resolving disputes with respect to the Closing Statement shall be the sole and exclusive method for resolving any such disputes, provided that this provision shall not prohibit the Buyer or the Seller from instituting litigation to enforce the ruling of the Neutral Accountant. The fees and expenses of the Neutral Accountant shall be borne equally by the Buyer and the Seller. After final determination of the Closing Statement, neither party shall have any further right to make any claims against the other party in respect of any element of the Closing Statement that such party raised, or could have raised, in accordance with the procedures set forth in this Section 1.4(c).

         (d) If the Closing Working Capital Amount as shown on the final Closing Statement is less than the Target Working Capital Amount (as defined in this Section 1.4(d)), the Share Purchase Price and/or the Asset Purchase Price, as applicable in accordance with applicable law, shall be reduced by such deficiency and the Seller shall pay to the Buyer (in the case of an adjustment to the Share Purchase Price) or the Asset Buyer (in the case of an adjustment to the Asset Purchase Price), by wire transfer of immediately available funds, within three Business Days after the date on which the final Closing Statement is finally determined pursuant to this Section 1.4, an amount equal to the lesser of (i) $17,000,000 or (ii) such deficiency (plus, in the case of clause
(i) or clause (ii), interest thereon at an annual rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its annual prime rate, compounded monthly, from the Closing Date to the date of payment). If the Closing Working Capital Amount as shown on the final Closing Statement exceeds the Target Working Capital Amount, the Share Purchase Price and/or the Asset Purchase Price, as applicable in accordance with applicable law, shall be increased by such excess amount and the Buyer (in the case of an adjustment to the Share Purchase Price) or the Asset Buyer (in the case of an adjustment to the Asset Purchase Price) shall pay to the Seller, by wire transfer of immediately available funds, within three Business Days after the date on which the final Closing Statement is finally determined pursuant to this Section 1.4, an amount equal to the lesser of (x) $17,000,000 or (y) such excess (plus, in the case of clause(i) or clause (ii), interest thereon at an annual rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its annual prime rate, compounded monthly, from the Closing Date to the date of payment). As used in this Agreement, the term "Target Working Capital Amount" means $8,000,000.

         (e) For the purpose of enabling the Seller to exercise its rights and perform its obligations under this Section 1.4, at the Seller's request, the Buyer shall, and shall cause its Affiliates (as defined in Section 4.1(a)) to, provide to the Seller any information reasonably requested and access at all reasonable times to the personnel, properties, books and records of BTG. For the purpose of enabling the Buyer to exercise its rights and perform its obligations under this Section 1.4, at the Buyer's request, the Seller shall provide to the Buyer any information reasonably requested and access at all reasonable times to the personnel, properties, books and records of the Seller to the extent relating exclusively to the Business.

         (f) The Share Purchase Price, as adjusted pursuant to this Section 1.4, is referred to in this Agreement as the "Adjusted Share Purchase Price." The Asset Purchase Price, as adjusted pursuant to this Section 1.4, is referred to in this Agreement as the "Adjusted Asset Purchase Price."

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule provided by the Seller to the Buyer (the "Disclosure Schedule"):

         Section 2.1 Organization, Qualification and Corporate Power.

         (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all necessary corporate power and authority to own, be licensed or otherwise hold the Shares and the Acquired Assets owned, licensed to or otherwise held by it, and to carry on its business as now being conducted.

         (b) BTG is a company duly organized and validly existing under the laws of the State of Israel and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or held by it or the nature of its activities makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to have a Business Material Adverse Effect (as defined in this Section 2.1(b)). BTG has all necessary corporate power and authority to carry on the Business as currently conducted by it, and to own and use the properties now owned and used by it. As used in this Agreement, the "Business" means, collectively, (i) the business, assets and operations of BTG, (ii) the Acquired Assets and (iii) the business activities of the Seller relating exclusively to the Acquired Assets. As used in this Agreement, "Business Material Adverse Effect" means an event, occurrence, fact, condition, effect, development or change, or any combination of the foregoing, that is, either individually or in the aggregate, materially adverse to (x) the business, operations, results of operations, financial condition, assets or liabilities of the Business as a whole, or (y) the ability of the Seller to consummate the transactions contemplated by this Agreement and the Asset Purchase Agreement; provided, however, that a "Business Material Adverse Effect" shall expressly exclude any event, occurrence, fact, condition, effect, development or change, or any combination of the foregoing, resulting from or arising in connection with (A) the announcement of the execution of this Agreement and the Asset Purchase Agreement or the consummation of the transactions contemplated hereby and thereby, (B) changes in the Business's industry or in markets generally and not specifically relating to the Business,
(C) changes in national or international general economic, political, legal or regulatory conditions or (D) national or international political conditions or instability, including the engagement by the United States or Israel in hostilities, whether or not pursuant to a declaration of emergency or war, or the occurrence of any military or terrorist attack upon the United States, Israel or any other nation.

         (c) The Seller has made available to the Buyer correct and complete copies of the memorandum and articles of association of BTG as currently in effect (the "BTG Organizational Documents"), copies of which are attached to this Agreement as Appendix I. The directors and officers of BTG are as set forth in Section 2.1(c) of the Disclosure Schedule. The Seller has made available to the Buyer correct and complete minutes of all meetings of the shareholders and the board of directors of BTG held since January 1, 2002. Neither the shareholders nor the board of directors of BTG has taken any action prior to January 1, 2002 that, to the knowledge of the Seller, would reasonably be expected to have a Business Material Adverse Effect. BTG is not in default under or in violation of any of the provisions of the BTG Organizational Documents, other than any defaults or violations that would not reasonably be expected to have a Business Material Adverse Effect.

         Section 2.2 Capitalization.

         (a) The registered share capital of BTG consists of NIS 4,000,000 divided into 4,000,000 ordinary shares of a nominal value of NIS 1.00 each, of which only 3,100,101 ordinary shares, constituting the Shares, are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. All of the Shares are owned of record and beneficially by the Seller and the Seller has good title to the Shares, free and clear of Liens (assuming compliance with the matters referred to in Section 2.5) and contractual restrictions other than (i) applicable securities law restrictions and (ii) as set forth in the BTG Organizational Documents. None of the Shares has been issued in violation of, or is subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar right under any provision of applicable law, the BTG Organizational Documents, or any contract, agreement or arrangement to which BTG and/or the Seller is a party.

         (b) There are no outstanding or authorized options, warrants, rights, "phantom" share rights, share appreciation rights, agreements, contracts or convertible securities to which BTG and/or the Seller is a party providing for the issuance, disposition or acquisition of any shares of BTG or any rights to any shares of BTG (whether already issued or newly issued). There are no contracts, agreements, voting trusts or proxies with respect to the voting or registration under the Securities Act of 1933 (or any similar law) of any shares of BTG.

         (c) As used in this Agreement, "Lien" means any mortgage, pledge, security interest, encumbrance, claim, charge or other lien or similar restriction (whether arising by contract, agreement or by operation of law or order of a court), other than any such mortgage, pledge, security interest, encumbrance, prior assignment, right to possession, claim, charge or other lien or similar restriction (i) registered with the Israeli Registrar of Companies securing the Bank Debt (as defined in Section 2.26), (ii) registered with the Israeli Registrar of Companies securing the debenture dated August 19, 1982 registered in favor of Bank Leumi Industrial Development Ltd. and Bank Leumi Le'Israel B.M., (iii) in the nature of mechanic's, materialmen's, carrier's, repairer's, landlord's or other similar liens, (iv) arising under worker's compensation, unemployment insurance, social security, retirement or similar legislation, (v) arising in the ordinary course of business on goods in transit,
(vi) for Taxes not yet due and payable, (vii) for Taxes which are being contested in good faith and by appropriate proceedings or (viii) arising solely by action of the Buyer or the Asset Buyer. None of the matters referenced in clauses (i) through (viii) of this Section 2.2(c) and existing as of the date hereof would reasonably be expected to have a Business Material Adverse Effect.

         Section 2.3 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Asset Purchase Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the Asset Purchase Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller and BTG. Each of this Agreement and the Asset Purchase Agreement has been validly executed and delivered by the Seller and, assuming due execution and delivery by the Buyer and the Asset Buyer, respectively, constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         Section 2.4 Bankruptcy. The Seller is not an insolvent person under applicable law, and will not become an insolvent person as a result of the Closing. BTG has not made an assignment in favor of its creditors or a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. BTG has not taken any act or initiated any proceeding with respect to a compromise or arrangement with its creditors or for its winding-up, liquidation, bankruptcy, reorganization or dissolution. No receiver, receiver-manager or similar Person has been appointed in respect of BTG or any of its assets and no execution or distress has been levied upon any of BTG's assets.

         Section 2.5 Governmental Consents. No consent, approval or authorization of, or registration, declaration or filing with, the government of the United States of America, Israel or any state, local or foreign government, court of competent jurisdiction, administrative agency, commission, instrumentality, any securities authority or other governmental body (a "Governmental Entity") is required to be obtained or made by the Seller or BTG in connection with the execution, delivery and performance of this Agreement and the Asset Purchase Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby and thereby (any such consent, approval, authorization, registration, declaration or filing, a "Governmental Application"), other than:

         (a) the filing of a merger notice with the Israeli Antitrust Authority and the receipt of approval from the General Director of the Israeli Antitrust Authority or the expiration of the waiting period considered to be an approval;

         (b) the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, antitrust or similar law required in any jurisdiction;

         (c) the filings and consents required by the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry (the "OCS");

         (d) the filings and consent required by the Israel Lands Authority (the "Israel Lands Authority");

         (e) the filings and consent required by the Investment Center of the Israeli Ministry of Trade & Industry (the "Investment Center");

         (f) Governmental Applications that may be required solely by reason of either the Buyer's or the Asset Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby;

         (g) the filings and consents required by the municipal authorities of Nes Ziona, Israel and Beer Tuvia, Israel; and

         (h) Governmental Applications the failure of which to obtain or make prior to the Closing would not reasonably be expected to have a Business Material Adverse Effect.

         Section 2.6 Noncontravention. The execution, delivery and performance by the Seller of this Agreement and the Asset Purchase Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not:

         (a) conflict with or violate any provision of the BTG Organizational Documents or the certificate of incorporation or bylaws of the Seller;

         (b) assuming compliance with the matters referred to in Section 2.5, violate any applicable law, rule, regulation, judgment, injunction, order or decree, or obligation of BTG to any Governmental Entity, except for any such violations which would not reasonably be expected to have a Business Material Adverse Effect;

         (c) assuming compliance with the matters referred to in Section 2.5 and except as would not reasonably be expected to have a Business Material Adverse Effect, result in a breach of or constitute a default under (with or without due notice or lapse of time or both), or require any notice or consent under, or result in any penalty or acceleration or termination under, any Transferred Contract (as defined in Section 1.1(a)(v) of the Asset Purchase Agreement) or any contract or agreement to which BTG or the Seller is a party (a "Third Party Consent") or any Permit (as defined in Section 2.22); or

         (d) assuming compliance with the matters referred to in Section 2.5, result in the creation or imposition of any Lien on the Shares, any of the Acquired Assets or any of the assets or properties of BTG.

         Section 2.7 Financial Statements.

         (a) The Disclosure Schedule includes (i) unaudited statements of net assets for the Business as of December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 (the "Most Recent Financials Date") and (ii) the unaudited profit and loss statements for the Business for the fiscal years ended December 31, 2002 and December 31, 2003 and for the year ended December 31, 2004. Such statement of net assets as of December 31, 2004 is referred to in this Agreement as the "Most Recent Statement of Net Assets". The statements of net assets and profit and loss statements described in this Section 2.7(a) are collectively referred to in this Agreement as the "Financial Statements".

         (b) The Financial Statements have been derived from (i) the consolidated accounts of the Seller, which are kept by the Seller in the ordinary course of business, and (ii) the Seller's consolidated financial statements included in its periodic reports filed with the United States Securities and Exchange Commission, which financial statements have been prepared in accordance with GAAP. The consolidated accounts of the Seller have been prepared in accordance with GAAP and the Seller's usual accounting practices and procedures and are accurate and complete in all material respects.

         (c) The statements of net assets included in the Financial Statements include all of the Acquired Assets and the assets of BTG, and all of the liabilities of BTG and the Assumed Liabilities, in each case as of the respective dates of such statements of net assets and to the extent required by GAAP to be reflected on a balance sheet (or in the notes thereto). All intercompany account balances have been eliminated for the presentation of such statements of net assets.

         (d) The product sales and other revenues of the Business reflected in the profit and loss statements included in the Financial Statements (the "P&Ls") were recognized in accordance with GAAP. The cost of goods sold and non-recurring expenses included in the P&Ls include (i) all expenses attributable to the product sales and other revenues included in such P&Ls and
(ii) all other costs incurred by the Seller and BTG in conducting the Business; provided, however, that the P&Ls do not include any allocation for overhead or any other indirect support provided to the Business by the Seller.

         (e) The Financial Statements are subject to normal year-end adjustments, and do not include footnotes. The Financial Statements may not necessarily reflect the financial position and profit and loss of the Business had it operated as a stand-alone entity.

         (f) The Seller does not have any electronic means of accessing the accounting system or accounting records maintained by BTG.

         (g) As of the Closing Date, BTG's liability for deferred vacation does not exceed $900,000.

         (h) As of the Closing, BTG does not have any indebtedness for borrowed money other than current liabilities included in the Closing Working Capital Amount.

         Section 2.8 Absence of Certain Changes. Except as contemplated by this Agreement, since the Most Recent Financials Date, the Business has been conducted in the ordinary course of business and there has not been any event or development which has had a Business Material Adverse Effect, and neither the Seller nor BTG has taken any action that would have required the consent of the Buyer under Section 4.2(a) had such action been taken after the date of this Agreement and prior to the Closing.

         Section 2.9 Undisclosed Liabilities. To the knowledge of the Seller, neither BTG nor the Business has any liability or obligation, nor is either bound by any guarantee, indemnification, assumption or endorsement or any like commitment, in each case which is material to the Business and which would be required by GAAP to be reflected on a balance sheet, except for (a) liabilities shown on the Most Recent Statement of Net Assets, (b) liabilities which have arisen since the Most Recent Financials Date in the ordinary course of business and (c) Excluded Liabilities (as defined in Section 1.2(b) of the Asset Purchase Agreement). To the knowledge of the Seller, the Assumed Liabilities do not include any liabilities or obligations which are material to the Business and which would be required by GAAP to be reflected on a balance sheet (or in the notes thereto), except liabilities which have arisen since the Most Recent Financials Date in the ordinary course of business.

         Section 2.10 Taxes.

         (a) BTG has filed or had filed on its behalf all Tax Returns that it was required to file in Israel, and all material Tax Returns that it was required to file outside of Israel, and all such Tax Returns (whether or not required to be filed in Israel) were correct and complete. BTG has paid (or had paid on its behalf) all Taxes shown to be due and payable on any such Tax Returns.

         (b) No examination or audit of any Tax Return of BTG or similar proceeding is currently in progress.

         (c) BTG has paid (or had paid on its behalf) in full all Taxes, including property Taxes, required to be paid by it on or prior to the date hereof.

         (d) As used in this Agreement, "Taxes" means all taxes, including income, foreign income, gross receipts, ad valorem, value-added, customs, duties, stamp duties, purchase tax, property tax, excise, real property, personal property, sales, use, transfer, withholding, employment, social security charges, betterment taxes, municipal taxes and franchise taxes imposed by any Governmental Entity, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. As used in this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms, claims for refunds or statements relating to Taxes or other information required to be supplied to a Governmental Entity in connection with Taxes under any applicable United States, Israeli, state, local, municipal or foreign law.

         (e) Since January 1, 2001, the percentage of the foreign stockholders of the Seller has been sufficient to comply with the status and treatment of BTG as a "Foreign Investment Company" as provided in BTG's Tax Returns and BTG's applications to the Investment Center, in each case in accordance with the Israeli Law for the Encouragement of Capital Investment - 1959.

         Section 2.11 Withholdings and Remittances. BTG has withheld from each payment made to its employees or former employees, officers and directors, the Seller and any Affiliates thereof and to all persons or third parties all amounts required by applicable law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Entity. BTG has charged, collected and remitted on a timely basis all material Taxes as required under applicable law on any sale, supply or delivery made by BTG.

         Section 2.12 Tangible Personal Property. BTG or the Seller has good title to, or a valid leasehold interest in or a valid license or right to use, all of the material tangible personal property reflected on the Most Recent Statement of Net Assets (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Most Recent Financials
Date), free and clear of any Liens.

         Section 2.13 Real Property.

         (a) BTG does not own any real property.

         (b) The Disclosure Schedule lists all real property leased or subleased to BTG (the "Leased Real Property"). The Seller has made available to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed therein (the "Real Property Leases"). Each such Real Property Lease is in full force and effect and is a valid and binding obligation of BTG and, to the Seller's knowledge, the other party or parties thereto, enforceable against BTG and, to the Seller's knowledge, the other party thereto, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. With respect to each Real Property Lease, BTG is not, and to the knowledge of the Seller no other party to such Real Property Lease is, in breach thereof or default thereunder (with or without due notice or lapse of time or both), except for any such breach or default that would not reasonably be expected to have a Business Material Adverse Effect.

         (c) To the knowledge of the Seller, there are no material defects in the material physical structures on the Leased Real Property located in Beer Tuvia, Israel. To the knowledge of the Seller, there are no material defects in the material physical structures on the Leased Real Property located in Rehovot, Israel that would reasonably be expected to have a Business Material Adverse Effect.

         Section 2.14 Intellectual Property.

         (a) The Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, domain names, copyright registrations and design right registrations, in each case that are material to the Business (the "Designated Intellectual Property"), setting forth in each case the owner thereof. BTG or the Seller owns, or is licensed or otherwise possesses valid rights to use, the Designated Intellectual Property, free and clear of any Liens.

         (b) Neither BTG nor, with respect to the Business, the Seller, has been named in any pending suit, action or proceeding which involves a claim of infringement of any third party's patents, trademarks, trade names, service marks or copyrights, or misappropriation of any third party's trade secrets, nor to the knowledge of the Seller is any such suit, action or proceeding which is material to the Business threatened against BTG or, with respect to the Business, the Seller. To the knowledge of the Seller, the Business as presently conducted does not infringe any third party's valid patents, trademarks, trade names, service marks or copyrights, or misappropriate any third party's trade secrets, and no third party is infringing any Designated Intellectual Property or misappropriating any trade secrets of the Business, except in each case for any such infringement or misappropriation that would not reasonably be expected to have a Business Material Adverse Effect.

         (c) Except as would not reasonably be expected to have a Business Material Adverse Effect, BTG and, with respect to the Business, the Seller, have taken reasonable measures to protect and preserve the confidentiality of the trade secrets and other confidential information of the Business.

         (d) The Disclosure Schedule lists (i) each license pursuant to which BTG or the Seller has granted to any third party any license or right to the commercial use of any of the Designated Intellectual Property and (ii) each item of Designated Intellectual Property that is owned by a person or entity other than BTG or the Seller (other than mass marketed or off-the-shelf software programs), and the license or agreement pursuant to which the Seller or BTG uses it.

         (e) To the knowledge of the Seller, none of the duties of any employee of BTG on behalf of the Business is in material violation of any non-disclosure, non-compete or inventions agreement entered into by such employee with the Seller, BTG or any third party.

         (f) Except as would not reasonably be expected to have a Business Material Adverse Effect, BTG or the Seller has an agreement with each contractor and consultant to the Business providing for an assignment to BTG or the Seller of, or a license to BTG or the Seller of, or a valid right of BTG or the Seller to use, any Designated Intellectual Property, trade secrets or other intangible intellectual property created by or with such consultant or contractor pursuant to such consultant or contractor's providing services for the Business.

         Section 2.15 Contracts.

         (a) The Disclosure Schedule lists all of the following contracts and agreements, in each case excluding Real Property Leases (x) to which BTG is a party as of March 10, 2005 or (y) in effect as of March 10, 2005 and by which BTG will (unless terminated in accordance with their terms) be bound immediately following the Closing:

             (i) any contract or agreement for the lease of personal property providing for annual rentals of NIS 350,000 or more, other than any such contracts and agreements that can be terminated by BTG on 60 or fewer days' notice without payment by BTG of any penalty;

             (ii) any contract or agreement for the purchase by BTG of materials, supplies, equipment or services under which the undelivered balance of such materials, supplies, equipment or services is in excess of NIS 350,000, other than any such contracts and agreements that can be terminated by BTG on 60 or fewer days' notice without payment by BTG of any penalty;

             (iii) any research, development, license, manufacturing, sales, sales agency, distribution or similar contract or agreement (x) related primarily to the Business or (y) the termination of which would reasonably be expected to have a Business Material Adverse Effect;

             (iv) any contract or agreement for the acquisition or disposition by BTG of any operating business (whether by merger, share purchase, asset purchase or otherwise);

             (v) any contract or agreement establishing a partnership or joint venture;

             (vi) any contract or agreement under which BTG has created, incurred, assumed or guaranteed indebtedness for borrowed money;

             (vii) any contract or agreement pursuant to which BTG is committed not to compete in any line of business or with any person or entity in any area;

             (viii) any contract or agreement between BTG and the Seller or any of its Affiliates other than BTG, other than any such contracts and agreements that will be terminated prior to, or pursuant to which BTG will not have any continuing obligations following, the Closing; and

             (ix) any contract or agreement between BTG and any of its employees or officers.

         (b) Other than the Transferred Contracts, the Seller is not as of March 10, 2005 a party to any contract or agreement (i) that relates primarily to the Business or (y) the termination of which would reasonably be expected to have a Business Material Adverse Effect.

         (c) The Seller has made available to the Buyer a complete and accurate copy of each Transferred Contract and each contract and agreement listed in
Section 2.15 of the Disclosure Schedule (collectively, the "Business
Contracts").

         (d) Other than the Business Contracts, there are no contracts or agreements to which the Seller or BTG is a party as of March 10, 2005 that are material to the Business.

         (e) Each Business Contract is in full force and effect and is a valid and binding obligation of BTG or the Seller, as the case may be, and, to the Seller's knowledge, the other party or parties thereto, enforceable against BTG or the Seller, as the case may be, and, to the Seller's knowledge, the other party or parties thereto, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         (f) With respect to each Business Contract, neither the Seller or BTG, as applicable, nor to the knowledge of the Seller any other party to such Business Contract, is in breach thereof or default thereunder (with or without due notice or lapse of time or both), except for any breaches or defaults that would not reasonably be expected to have a Business Material Adverse Effect.

         Section 2.16 Entire Business. Except for any Deferred Items (as defined in Section 1.5 of the Asset Purchase Agreement), and assuming the Buyer (or one or more of its Affiliates) has the ability to provide to the Business all corporate-level services currently provided to the Business by the Seller, the Acquired Assets and the assets of BTG collectively are sufficient to permit the Buyer and the Asset Buyer collectively to conduct the Business immediately following the Closing as it is currently conducted, except as would not reasonably be expected to have a Business Material Adverse Effect. The Acquired Assets are the only assets owned or held by the Seller that are used exclusively in the Business).

         Section 2.17 Litigation.

         (a) There is no action, suit or proceeding material to the Business before any Governmental Entity pending to which BTG is a party or, to the knowledge of the Seller, threatened against BTG. There is no action, suit or proceeding material to the Business before any Governmental Entity pending to which the Seller is a party or, to the knowledge of the Seller, threatened against the Seller, which relates to the Business.

         (b) BTG is not a party or subject to or in default under any settlement agreement or any unsatisfied judgment, order, award or decree material to the Business. The Seller is not a party or subject to or in default under any settlement agreement or any unsatisfied judgment, order, award or decree material to the Business.

         Section 2.18 Employees.

         (a) The Disclosure Schedule contains a list, as of March 10, 2005, of each employee of BTG, along with the position and the annual base compensation of each such person. Each employee of BTG as of the date hereof has entered into a confidentiality and assignment of inventions agreement with BTG, a copy or form of which has previously been made available to the Buyer.

         (b) BTG is not, and the Seller is not with respect to the Business, a party to or bound by any collective bargaining agreement, labor contract, voluntary recognition agreement or other binding commitment to any labor union, trade union or employee organization or group which qualifies as a trade union in respect of any employees or independent contractors of BTG. BTG does not make any deduction from its employees' salaries for membership or subscription in any labor union, trade union or employee organization or group which qualifies as a trade union. Neither BTG nor the Seller is currently engaged in any collective bargaining negotiation relating to any employees of BTG. Neither BTG nor the Seller has experienced, since January 1, 2002, any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes material to the Business.

         (c) BTG, and the Seller with respect to the Business, have since January 1, 2002 been and are being operated in compliance in all material respects with all material applicable laws relating to employees, directors and officers and former employees of BTG, including material employment standards, occupational health and safety, human rights, labor relationships, workers' compensation, pay equity and employment equity laws.

         (d) BTG is not a party to and is not bound by any (i) written contract with any employee, director, officer or former employee, of BTG or (ii) any agreement, commitment or understanding, whether written or oral, pursuant to which any employee, director or officer of BTG will receive any increased payment, compensation, remuneration or other benefit as a result of or triggered by the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement.

         (e) There are no employees of the Seller whose duties consist primarily of performing services for the Business.

         (f) Neither the Seller nor BTG has made any commitment to any employee of BTG with respect to the participation by any employee of BTG in any of the Buyer's equity based option plans. The Seller recognizes that the Buyer is under no obligation to the Seller or to BTG to grant any equity based compensation to any employee of BTG.

         Section 2.19 Employee Benefits.

         (a) The Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined in this Section 2.19(a)) maintained or contributed to by BTG for the benefit of the employees of BTG (and their beneficiaries) as of the date hereof (the "Business Benefit Plans"). As used in this Agreement, "Employee Benefit Plan" means any written or oral plan or agreement involving compensation applicable to more than one employee, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, share options, share purchase, phantom shares, share appreciation or other forms of incentive compensation or post-retirement compensation or fringe benefits. Complete and accurate copies of all Business Benefit Plans and all material related trust agreements, insurance contracts and summary plan descriptions have been made available to the Buyer.

         (b) The Seller does not currently maintain or contribute to any Employee Benefit Plan for the employees of BTG, other than the Seller's stock option and employee stock purchase plans.

         (c) There are no material unfunded obligations under any Business Benefit Plan providing benefits after termination of employment to any employee of BTG (or to any beneficiary of any such employee).

         (d) Each Business Benefit Plan maintained or contributed to by BTG has been administered in accordance with its terms in all material respects and BTG has met its material obligations with respect to each such Business Benefit Plan.

         (e) There are no material termination proceedings or other claims (except claims for benefits payable in the normal operation of the Business Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Business Benefit Plan or asserting any material rights or claims to benefits under any Business Benefit Plan, or, to the knowledge of the Seller, investigations by any Governmental Entity involving any Business Benefit Plan.

         (f) All of the Business Benefit Plans are and have been established, registered, qualified, invested and administered in all material respects in accordance with (i) all material laws, regulations, orders or other material legislative, administrative or judicial promulgations applicable to such Business Benefit Plans, and (ii) all material undertakings between BTG and/or the Seller and BTG's employees.

         (g) No person participates in the Business Benefit Plans other than current and former employees of BTG.

         (h) BTG has withheld from each payment made to its employees and officers since January 1, 2002 all material amounts required to be withheld under any insurance or pension plan, and has remitted such amounts, as well as all material additional related payments which should have been paid by it since January 1, 2002 to the relevant insurance companies or pension or savings funds.

             (i) BTG's liability to its employees for vacation and holiday pay as of the Most Recent Financials Date is fully accrued on the Most Recent Statement of Net Assets.

         Section 2.20 Environmental Matters.

         (a) For purposes of this Agreement, the following terms have the meanings provided below.

             (i) As used in this Agreement, "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Materials of Environmental Concern).

             (ii) As used in this Agreement, "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air.

             (iii) As used in this Agreement, "Materials of Environmental Concern" means (A) any substance that is regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law (as defined in Section 2.20(a)(iv)) or (B) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

             (iv) As used in this Agreement, "Environmental Law" means any United States, Israeli, state, local or foreign law, regulation or order of a competent Governmental Entity relating to the protection of the Environment or occupational health and safety, including any law pertaining to (A) the presence, manufacture, processing, use, treatment, storage, disposal, transportation, handling or generation of Materials of Environmental Concern;
(B) air, water and noise pollution; (C) groundwater and soil contamination; or
(D) the Release or threatened Release of Materials of Environmental Concern to the Environment.

             (v) As used in this Agreement, "Environmental Matters" means any legal obligation or liability arising under Environmental Law.

             (vi) As used in this Agreement, "Off-Site Liabilities" means Environmental Matters resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, in connection with the Business of any Materials of Environmental Concern, to or at any property, location, site or facility other than a Leased Real Property.

         (b) Except as would not reasonably be expected to have a Business Material Adverse Effect:

             (i) neither BTG, nor the Seller with respect to the Business, has received any written notice alleging any non-compliance with applicable Environmental Laws;

             (ii) neither BTG, nor the Seller with respect to the Business, has received any written notice alleging that it is subject to liability for any disposal of or contamination by any Materials of Environmental Concern in violation of any applicable Environmental Law on the property of any third party;

             (iii) to the Seller's knowledge, the Leased Real Properties are not contaminated with any Materials of Environmental Concern in an amount or concentration that would give rise to any clean-up or other material obligation under any applicable Environmental Law or that would reasonably be expected to give rise to any criminal or material civil proceedings or liability;

             (iv) BTG holds all Permits that are required to operate the Business under any applicable Environmental Law, which Permits are listed on
Section 2.20 of the Disclosure Schedule. Such Permits presently held are valid and in full force and effect, and BTG is not in material violation thereof or material default thereunder. Neither BTG nor the Seller has received any written threat of suspension or cancellation of any such Permit;

             (v) no Materials of Environmental Concern have been Released by BTG at any Leased Real Property in violation of applicable law;

             (vi) neither BTG, nor the Seller with respect to the Business, has failed to comply with any applicable Environmental Law; and

             (vii) neither BTG, nor the Seller with respect to the Business, is subject to or in default under any unsatisfied judgment, order or decree addressing any material liability under any applicable Environmental Law.

         (c) The Buyer and the Seller agree that the only representations and warranties of the Seller herein and in the Asset Purchase Agreement as to any Environmental Matters, Matters of Environmental Concern, Releases, Environmental Laws and Off-Site Liabilities are those contained in this Section 2.20. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that Environmental Matters shall not be within the scope of the representations and warranties contained in Sections 2.21, 2.22 and 2.23.

         Section 2.21 Legal Compliance. BTG and, with respect to the Business, the Seller, have operated the Business in compliance with all applicable laws, and the terms of all Business Contracts are in compliance with all applicable laws, except in each case where the failure to comply therewith would not reasonably be expected to have a Business Material Adverse Effect. Neither BTG nor the Seller has received written notice from any Governmental Entity alleging any failure by BTG or, with respect to the Business, the Seller, to comply with any applicable law, except as would not reasonably be expected to have a Business Material Adverse Effect.

         Section 2.22 Permits. The Disclosure Schedule lists all permits, licenses, franchises, approvals or authorizations from any Governmental Entity held by BTG or the Seller that are material to the Business (collectively, the "Permits"). Each such Permit is in full force and effect and BTG or the Seller, as applicable, is not in material violation thereof or material default thereunder. Neither BTG nor the Seller has received any written threat of suspension or cancellation of any such Permit. BTG has not, since January 1, 2000, been in material violation or material default under any Permit issued by the OCS (other than any violation or default of any payment obligation which has since been fully satisfied). As of the Closing Date, BTG has paid to the OCS all amounts required to be paid by it to the OCS on or prior to the Closing Date.

         Section 2.23 Drug Product Regulatory Matters.

         (a) Section 2.23 of the Disclosure Schedule lists all Regulatory Authorizations (as defined in this Section 2.23(a)) that are material to the conduct of the Business as currently conducted and that have been filed by BTG or Savient with respect to any of the Products. To the knowledge of the Seller,
(i) each such Regulatory Authorization is in full force and effect and BTG is not in material violation thereof or material default thereunder and (ii) no suspension, termination or revocation of any such Regulatory Authorization has been threatened in writing. As used in this Agreement, "Regulatory Authorizations" means any registration, license, exemption, permit or other regulatory authorization filed with the United States Food and Drug Administration (the "FDA"), the Israeli Ministry of Health (the "IMH") or any similar foreign regulatory authorities.

         (b) Each of the drug products, medical devices, drug product candidates and medical device candidates listed in Section 2.23(b) of the Disclosure Schedule (the "Products") that is manufactured, labeled, stored, tested, marketed or distributed by Savient or BTG is being so manufactured, labeled, stored, tested, marketed or distributed by Savient or BTG, as the case may be, in compliance in all material respects with the required specifications of such product, and in all material respects with applicable laws and regulations (including applicable current "good manufacturing practice" regulations) of the United States, Israel and similar foreign regulatory authorities, relating to the manufacture, labeling, storage, testing, marketing and distribution of drug products.

         (c) The Seller has made available to the Buyer all material written warning letters, notices of adverse findings, audit reports and similar written correspondence relating to any Product received by the Seller or BTG from the FDA, the IMH and similar foreign regulatory authorities.

         (d) Since January 1, 2002, each of BTG and the Seller has filed all material adverse drug reaction reports that it was required to file with the FDA, IMH or any similar foreign regulatory authorities with respect to any Product.

         (e) Neither BTG nor the Seller, nor any of their officers, has violated any applicable law in connection with obtaining any Regulatory Authorization, other than as would not reasonably be expected to have a Business Material Adverse Effect.

         (f) The Buyer and the Seller agree that the only representations and warranties of the Seller herein and in the Asset Purchase Agreement as to any Regulatory Authorizations, compliance with laws and regulations of the manufacture, labeling, storage, testing, marketing and distribution of the Products and the receipt of warning letters, notices of adverse findings, audit reports and similar correspondence are those contained in this Section 2.23. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the matters described in the foregoing sentence shall not be within the scope of the representations and warranties contained in Sections
2.21 and 2.22.

         Section 2.24 Brokers' Fees. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Seller or BTG and who is entitled to any fee or commission from BTG, the Asset Buyer or the Buyer in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement, or whose fee or commission would be an Assumed Liability, other than UBS Securities LLC, whose fees and expenses shall be paid by the Seller.

         Section 2.25 Insurance. Section 2.25 of the Disclosure Schedule lists all material insurance policies maintained by BTG. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect and BTG is not in material default, whether as to the payment of premiums or otherwise, under the terms of such policies. Since January 1, 2002, neither the Seller nor BTG has failed to give notice to any insurer under any insurance policy maintained by the Seller or BTG of any material claim or material potential claim relating to the Business, where such failure to give notice has resulted or would result in a loss of insurance coverage with respect to such claim or potential claim. Since January 1, 2002, no insurer has refused to provide coverage for any claim made by BTG under any insurance policy maintained by BTG.

         Section 2.26 Bank Debt. As of the Closing, BTG will have fully repaid its indebtedness for borrowed money under the Bank Debt (as defined in this Section 2.26). As used in this Agreement, the "Bank Debt" means BTG's indebtedness for borrowed money pursuant to (a) the debenture dated June 7, 2000 registered in favor of Bank Hapaolim B.M. As of the Closing, the pledges imposed on BTG's assets as security for the Bank Debt will have been removed from the Israeli Registrar of Companies. As of the Closing, BTG will not have any further liability to Bank Hapaolim B.M. arising out of the Bank Debt.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that:

         Section 3.1 Organization; Qualification and Corporate Power. The Buyer is a corporation duly organized and validly existing under the laws of The Netherlands. The Buyer has all necessary corporate power and authority to carry on its business as currently conducted by it.

         Section 3.2 Authority.

         (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been validly executed and delivered by the Buyer and, assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         (b) The Asset Buyer has all requisite corporate power and authority to execute and deliver the Asset Purchase Agreement and to perform its obligations thereunder. The execution and delivery by the Asset Buyer of the Asset Purchase Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Asset Buyer. The Asset Purchase Agreement has been validly executed and delivered by the Asset Buyer and, assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Asset Buyer, enforceable against the Asset Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         Section 3.3 Governmental Consents. No consent, approval or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Buyer in connection with the execution, delivery and performance of this Agreement and the Asset Purchase Agreement by the Buyer and the Asset Buyer, respectively, or the consummation by the Buyer and the Asset Buyer of the transactions contemplated hereby or thereby, other than:

         (a) the filing of a merger notice with the Israeli Antitrust Authority and the receipt of approval from the General Director of the Israeli Antitrust Authority or the expiration of the waiting period considered to be an approval;

         (b) the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, antitrust or similar law required in any jurisdiction;

         (c) the filings and consents required by the OCS;

         (d) the filings and consent required by the Israel Lands Authority;

         (e) the filings and consent required by the Investment Center;

         (f) those that may be required solely by reason of the Seller's (as opposed to any other third party's) participation in the transactions contemplated hereby;

         (g) the filings and consents required by the municipal authorities of Nes Ziona, Israel and Beer Tuvia, Israel; and

         (h) those the failure of which to obtain or make prior to the Closing would not reasonably be expected to have a material adverse effect on either (i) the ability of the Buyer to consummate the transactions to be consummated at the Closing pursuant to this Agreement or (ii) the ability of the Asset Buyer to consummate the transactions to be consummated at the Closing pursuant to the Asset Purchase Agreement (any such effect, a "Buyer Material Adverse Effect").

         Section 3.4 Noncontravention. The execution, delivery and performance by the Buyer of this Agreement, and the execution, delivery and performance by the Asset Buyer of the Asset Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

         (a) conflict with or violate any provision of the certificate of incorporation or bylaws of either the Buyer or the Asset Buyer;

         (b) assuming compliance with the matters referred to in Section 2.5, violate any applicable law, rule, regulation, judgment, injunction, order or decree, or obligation of either the Buyer or the Asset Buyer to any Governmental Entity, except for any such violations which would not reasonably be expected to have a Buyer Material Adverse Effect; or

         (c) except as would not reasonably be expected to have a Buyer Material Adverse Effect, result in a breach of or constitute a default under (with or without due notice or lapse of time or both), or require any notice or consent under, any (i) contract or agreement to which either the Buyer or the Asset Buyer is a party or (ii) any permit, license, franchise or authorization held by either the Buyer or the Asset Buyer.

         Section 3.5 Litigation. There is no action, suit or proceeding before any Governmental Entity pending and to which either the Buyer or the Asset Buyer is a party or, to the knowledge of the Buyer or the Asset Buyer, threatened, which would adversely affect the Buyer's performance of its obligations under this Agreement or the Asset Buyer's performance of its obligations under the Asset Purchase Agreement, or the consummation of the transactions contemplated hereby or thereby.

         Section 3.6 Investment Intent. The Buyer is acquiring the Shares for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Shares have not been registered under U.S. federal or any applicable state, local or foreign securities laws and may be subject to resale restrictions thereunder. The Buyer further acknowledges that (a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares, (b) it can bear the economic risk of an investment in the Shares for an indefinite period of time and (c) it has had the opportunity to conduct an independent due diligence review of the Business.

         Section 3.7 Financing. The Buyer currently has, and at the Closing will have, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Share Purchase Price and any other amounts required to be paid by it hereunder, to consummate the transactions contemplated hereby and to fulfill its obligations hereunder. The Asset Buyer currently has, and at the Closing and upon maturity of the Notes (as defined in Section 1.4(c)(ii) of the Asset Purchase Agreement) will have, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Asset Purchase Price, the amounts due under the Notes, and any other amounts required to be paid by it under the Asset Purchase Agreement, to consummate the transactions contemplated hereby and thereby and to fulfill its obligations thereunder.

         Section 3.8 Financial Advisor. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Buyer or the Asset Buyer in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement.

         Section 3.9 Due Diligence by the Buyer. The Buyer is an informed and sophisticated purchaser, and has engaged expert advisors experienced in the evaluation and purchase of property and assets such as the Shares and the Business as contemplated hereunder and under the Asset Purchase Agreement. The Buyer has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities and properties of the Business, and has been provided with and has evaluated such documents and information as it has deemed necessary. In making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties of the Seller set forth in Article II of this Agreement. It is understood that, subject to the terms of this Agreement and the Asset Purchase Agreement, the Buyer takes the Shares and, together with the Asset Buyer, the Business, in each case on an "as is" basis, and that the Buyer agrees to accept the Shares and, together with the Asset Buyer, the Business, in each case in the condition they are in on the Closing Date without reliance upon any express or implied representation or warranties, except as expressly set forth in Article II of this Agreement and Article II of the Asset Purchase Agreement. Such representations and warranties by the Seller in Article II of this Agreement and Article II of the Asset Purchase Agreement constitute the sole and exclusive representations and warranties of the Seller to the Buyer and the Asset Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller is not making, and the Buyer is not relying upon, any representation or warranty whatsoever, express or implied, including any implied warranty as to condition, merchantability, or suitability as to the Shares, any of Acquired Assets or any other assets of BTG or the Business, beyond those expressly given in Article II of this Agreement and
Article II of the Asset Purchase Agreement. The Buyer further acknowledges and agrees that any cost estimates, budgets, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Seller. The Buyer has no knowledge that any representation or warranty of the Seller in Article II of this Agreement or in Article II of the Asset Purchase Agreement is not true and correct, and the Buyer has no knowledge of any errors in, or omissions from, the Disclosure Schedule or the other Schedules to this Agreement or the Asset Purchase Agreement (it being understood that the parties agree that the Buyer does not have any knowledge that the terms of any Business Contract are not in compliance with any applicable laws).

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

         Section 4.1 Closing Efforts.

         (a) On the terms and subject to the conditions of this Agreement and the Asset Purchase Agreement, each of the Buyer and the Seller shall use commercially reasonable efforts to cause the Closing to occur hereunder and under the Asset Purchase Agreement, including by using commercially reasonable efforts to take or cause to be taken all actions and using such efforts to do or cause to be done all things reasonably necessary or advisable to perform its obligations hereunder and under the Asset Purchase Agreement, satisfy the conditions to Closing set forth herein, consummate the transactions contemplated hereby and thereby and comply with all legal requirements that may be imposed on it or any of its Affiliates in connection with the consummation of the transactions contemplated hereby and thereby. Each of the Buyer and the Seller shall promptly notify the other of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement. An "Affiliate" of a person or entity is any other person or entity controlling, controlled by or under common control with such first person or entity; provided that BTG will be deemed an "Affiliate" of the Seller prior to the Closing, and an "Affiliate" of the Buyer following the Closing.

         (b) Each of the Buyer and the Seller shall, as promptly as practicable but in no event later than fifteen Business Days following the date hereof, (i) file a merger notice with the Israeli Antitrust Authority with respect to the transactions contemplated by this Agreement and the Asset Purchase Agreement,
(ii) make such other filings as are necessary in other jurisdictions in order to comply with all applicable competition, antitrust or similar laws in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement and (iii) promptly provide any supplemental information requested by applicable Governmental Entities relating thereto. Any such filing, notification and report form and supplemental information shall be in material compliance with the requirements of the Restrictive Trade Practices Law 1988 (the "Israeli Antitrust Law") or such other applicable law. Each of the Buyer and the Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any filing or submission that is necessary under the Israeli Antitrust Law or such other applicable law. Each of the Buyer and the Seller shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Israeli Antitrust Authority and any other applicable Governmental Entity and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made pursuant to the Israeli Antitrust Law or such other applicable law. Each of the Buyer and the Seller shall use commercially reasonable efforts to obtain approval from the General Director of the Israeli Antitrust Authority and any clearance required under such other applicable law for the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement.

         (c) Each of the Buyer and the Seller shall, as promptly as practicable after the date of this Agreement, (i) make such filings with the OCS, the Investment Center, the Israel Lands Authority and the municipal authorities of Nes Ziona, Israel and Beer Tuvia, Israel as are required to obtain the consent of such authorities to the transactions contemplated by this Agreement and the Asset Purchase Agreement, (ii) make such filings with, and seek such consents from, any other Governmental Entity required by applicable law, (iii) provide to each such authority or other Governmental Entity any information reasonably requested by such authority or other Governmental Entity in connection with such filing or consent and (iii) execute such undertakings customarily requested by any such authority or other Governmental Entity and reasonably necessary or advisable in connection with obtaining such consent. Without limiting the generality of clause (iii), the Buyer shall deliver to the OCS an undertaking in substantially the form attached hereto as Exhibit B and any other undertakings requested by the Investment Center with respect to BTG's continuing after the Closing to operate in a manner consistent with its previous undertakings to the Investment Center.

         Section 4.2 Operation of Business.

         (a) Except for matters set forth on Schedule 4.2(a) or as otherwise contemplated by this Agreement, the Asset Purchase Agreement or the Residual Rights Agreement, from the date of this Agreement until the Closing Date, unless the Buyer consents in writing in advance otherwise (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller shall, and shall cause BTG to, conduct the Business in the ordinary course, and use commercially reasonable efforts to preserve the material business relationships of the Business with customers, suppliers, distributors and others with whom the Business deals in the ordinary course of business. In addition, except for matters set forth on Schedule 4.2(a) or as otherwise contemplated by this Agreement, the Asset Purchase Agreement or the Residual Rights Agreement, prior to the Closing, the Seller shall not, and shall not permit BTG to, do any of the following without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

             (i) authorize, issue, sell or transfer any shares of BTG, including any securities convertible or exercisable into or exchangeable for any shares of, or any warrants, options or other rights to acquire any shares of, BTG;

             (ii) amend or authorize any amendment to the BTG Organizational Documents;

             (iii) sell, license, lease, assign, transfer or otherwise dispose of any Acquired Asset or any asset of BTG, in each case that is material to the Business, other than (x) in the ordinary course of business or (y) sales or other dispositions of obsolete or excess equipment or other assets not used in the Business;

             (iv) subject the Shares or any of the Acquired Assets or any of the assets of BTG to any Lien;

             (v) grant any severance, retention or similar rights to any director, officer or employee of BTG, other than any such rights that are granted pursuant to applicable law or Business Benefit Plans listed on the Disclosure Schedule;

             (vi) enter into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any employee of BTG providing for (x) payment of annual base salary at a rate in excess of NIS 600,000 or (y) a notice period for termination of employment of more than 30 days;

             (vii) grant any bonus or any loan, or increase the cash compensation payable or potentially payable, to any director, officer or employee of BTG, other than (x) increases that are substantially consistent with the past practice of the Business or (y) increases required by (x) applicable law or (y) agreements in effect as of the date hereof and listed on the Disclosure Schedule;

             (viii) adopt any new Business Benefit Plan, or materially amend the terms of any existing Business Benefit Plan, except as required by law;

             (ix) directly or indirectly acquire any operating business, whether by merger, share purchase or asset purchase (other than acquisitions by the Seller which will not become integrated into the Business and which will not prevent the Seller from satisfying its financial obligations prior to the Closing), or otherwise merge or consolidate BTG with any other person or entity;

             (x) enter into any lease of real property for which BTG would have any liability after the Closing, other than renewals of existing leases in the ordinary course of business;

             (xi) materially change BTG's accounting principles, methods, practices or costing systems, except in each case only so as to conform to changes in GAAP or as required by applicable law or any Governmental Entity;

             (xii) declare, or agree to declare, any dividend in respect of the Shares that is to be paid after the Closing;

             (xiii) waive any claims or rights of BTG or of the Seller where such waiver materially adversely affects the Business;

             (xiv) incur or assume any liabilities for borrowed money for which BTG would have any liability after the Closing, other than current liabilities incurred in the ordinary course of business;

             (xv) enter, or agree to enter, into any contract (or group of substantially related contracts) to which BTG is a party involving annual payments in excess of NIS 200,000 or activities by BTG in a new line of business, in each case other than in the ordinary course of business;

             (xvi) intentionally default in any material respect in the performance of its obligations under any Business Contract that is material to the Business (a "Material Contract") or any Permit;

             (xvii) terminate, cancel or modify in any material respect any Material Contract; or

             (xviii) enter into a legally binding commitment, agree in writing or otherwise to take any of the foregoing actions or any other action that would reasonably be expected to have a Business Material Adverse Effect.

         (b) Notwithstanding the limitations set forth in paragraph (a) above, BTG shall be permitted to use any and all cash, cash equivalents and other short term liquid investments to make dividends or distributions, repay loans or make other payments to the Seller or any of the Seller's Affiliates.

         Section 4.3 Access. Seller shall, and shall cause BTG to, permit the Buyer and its representatives to have reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Business or the Seller) to the personnel, properties, books, contracts and other records and documents of the Seller and BTG to the extent relating exclusively to the Business. Notwithstanding the foregoing, the Seller shall not be obligated to provide any information, documents or access (i) to any person or entity other than the Buyer unless such person or entity enters into a confidentiality agreement with the Seller on terms that are substantially the same as those set forth in the Confidentiality Agreement (as defined in Section 10.1), (ii) that would violate the provisions of any applicable laws or any contract or agreement to which it is a party or
(iii) that would cause the loss of the attorney-client privilege with respect thereto. Prior to the Closing, the Buyer and its Affiliates and representatives shall not contact or communicate with the employees, customers and suppliers of the Seller or BTG in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement, except with the prior written consent of the Seller, which consent shall not be unreasonably withheld.

         Section 4.4 Schedules. The Seller shall be entitled to submit to the Buyer, from time to time between the date hereof and the Closing Date, written updates to the Disclosure Schedule disclosing any events or developments that occur or any information learned between the date of this Agreement and the Closing Date. The Seller's representations and warranties contained in this Agreement and in the Asset Purchase Agreement shall be construed for all purposes of this Agreement (including Section 5.1(a) and Article VI) and the Asset Purchase Agreement in accordance with the Disclosure Schedule, as so updated; provided that the Buyer shall have the right to terminate this Agreement as a result of any such update to the Disclosure Schedule to the extent provided in Section 8.1(a)(iv).

         Section 4.5 Elimination of Certain Intercompany Obligations.

         (a) At or prior to the Closing, the Seller and BTG shall enter into the Residual Rights Agreement in the form attached hereto as Exhibit C (the "Residual Rights Agreement").

         (b) Effective as of the Closing, all agreements and other obligations between BTG or the Business, on the one hand, and the Seller or any of its Affiliates other than BTG, on the other hand, shall be terminated, other than
(i) the obligations of BTG and the Seller pursuant to the Residual Rights Agreement, (ii) any manufacturing agreement that may be entered into between the Seller and BTG with respect to the Seller's PEGylated recombinant porcine uricase (urate oxidase) product candidate ("Puricase") consistent with the term sheet attached as Annex C to the Residual Rights Agreement (the "Manufacturing Agreement") and (iii) to the extent expressly provided for otherwise herein.

         Section 4.6 Obligations Relating to Puricase.

         (a) Without limiting the generality of Section 4.5(b), for the avoidance of doubt, effective as of the Closing, all agreements and other obligations between BTG or the Business, on the one hand, and the Seller or any of its Affiliates other than BTG, on the other hand, relating to Puricase, shall be terminated, other than (i) the obligations of BTG and the Seller pursuant to the Residual Rights Agreement, (ii) the Manufacturing Agreement (if any) and
(iii) to the extent expressly provided for otherwise herein.

         (b) On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall assume and agree to pay, perform and discharge when due all liabilities and obligations of BTG existing as of the Closing, of every kind, nature, character and description, whether known or unknown, primary or secondary, direct or indirect, absolute or contingent, due or to become due, in each case arising out of BTG's services performed for the Seller on or prior to the Closing Date with respect to Puricase, including any contracts or other undertakings and including any liability to the OCS.

         Section 4.7 Banking Relationships; Powers of Attorney. At or prior to the Closing, the Seller shall provide to the Buyer a schedule listing:

         (a) the name of each bank, trust company and other financial institution in which BTG currently holds any accounts or safety deposit boxes, in each case holding money or property material to the Business, and the names of every Person authorized to draw on such accounts or to have access thereto; and

         (b) to the knowledge of the Seller, the name of each Person holding a currently effective general or specific power of attorney from BTG and, to the extent available, a copy thereof.

         Section 4.8 BTG-271. Prior to the Closing, the Seller shall either (a) transfer the patents listed on Schedule 4.8 (the "BTG-271 Patents") to a third party and arrange with the OCS for a full release of BTG's obligation to pay royalties to the OCS with respect to subsequent sales in relation thereto or (b) transfer the BTG-271 Patents to BTG or the Buyer.

                                   ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         Section 5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be consummated at the Closing pursuant to this Agreement and the Asset Purchase Agreement is subject to the satisfaction (or waiver by the Buyer), at or before the Closing, of the following conditions:

         (a) that the representations and warranties of the Seller set forth in
Article II of this Agreement and in Article II of the Asset Purchase Agreement are true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement or the Asset Purchase Agreement or consented to, in writing, by the Buyer or the Asset Buyer,
(ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) for failures to be true and correct as to matters that would not reasonably be expected to have a Business Material Adverse Effect;

         (b) that the Seller has performed or complied with in all material respects the agreements and covenants required to be performed or complied with by it under this Agreement and the Asset Purchase Agreement at or prior to the Closing;

         (c) that the Seller has delivered to the Buyer a certificate (the "Seller Certificate") to the effect that the conditions specified in clauses (a) and (b) of this Section 5.1 are satisfied;

         (d) that the Seller has obtained the consent to the assignment to the Asset Buyer at the Closing of the Transferred Contracts listed on Schedule 5.1(d);

         (e) that any required consent of the General Director of the Israeli Antitrust Authority (or the expiration of the waiting period considered to be an approval), the OCS, the Israeli Land Authority, the Investment Center and the municipal authorities of Nes Ziona, Israel and Beer Tuvia, Israel to the transactions contemplated by this Agreement and the Asset Purchase Agreement has been obtained, and that evidence to this effect has been provided to the Buyer; and

         (f) that no provision of applicable law and no judgment, injunction, order or decree in effect and issued by any Governmental Entity of competent jurisdiction prohibits the consummation of the Closing.

         Section 5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be consummated at the Closing pursuant to this Agreement and the Asset Purchase Agreement is subject to the satisfaction (or waiver by the Seller), at or before the Closing, of the following conditions:

         (a) that the representations and warranties of the Buyer set forth in
Article III of this Agreement and of the Asset Buyer set forth in Article III of the Asset Purchase Agreement are true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement or the Asset Purchase Agreement or consented to, in writing, by the Seller, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date), and (iii) for breaches as to matters that would not reasonably be expected to have a Buyer Material Adverse Effect;

         (b) that the Buyer and the Asset Buyer has each performed or complied with in all material respects the agreements and covenants required to be performed or complied with by it under this Agreement and the Asset Purchase Agreement, respectively, at or prior to the Closing;

         (c) that the Buyer has delivered to the Seller a certificate (the "Buyer Certificate") to the effect that the conditions specified in clauses (a) and (b) of this Section 5.2 are satisfied;

         (d) that any required consent of the General Director of the Israeli Antitrust Authority (or the expiration of the waiting period considered to be an approval), the OCS, the Israeli Land Authority, the Investment Center and the municipal authorities of Nes Ziona, Israel and Beer Tuvia, Israel to the transactions contemplated by this Agreement and the Asset Purchase Agreement has been obtained; and

         (e) that no provision of applicable law and no judgment, injunction, order or decree in effect and issued by any Governmental Entity of competent jurisdiction prohibits the consummation of the Closing.

         Section 5.3 Frustration of Closing Conditions. Neither party may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party's failure to act in good faith or to use commercially reasonable efforts to cause the Closing to occur, or to otherwise act as required by Section 4.1.


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



                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 Indemnification by the Seller. Subject to the terms and conditions of this Article VI, the Seller shall indemnify the Buyer and its Affiliates, and their respective officers, directors, employees, stockholders, agents and representatives (the "Buyer Indemnified Parties") in respect of, and hold each Buyer Indemnified Party harmless against, any liabilities, monetary damages, fines, fees, penalties, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by such Buyer Indemnified Party, to the extent resulting from:

         (a) any breach of a representation or warranty of the Seller contained in Article II of this Agreement, Article II of the Asset Purchase Agreement or the Seller Certificate;

         (b) any failure of the Seller to perform or any breach by the Seller of any covenant or agreement contained in this Agreement or the Asset Purchase Agreement;

         (c) the failure of the Seller to pay or otherwise discharge when due and payable the Excluded Liabilities or any part thereof; or

         (d) the litigation described in Section 2.17, Item 1 of the Disclosure Schedule.

         Section 6.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article VI and Article VII, the Buyer shall indemnify the Seller and its Affiliates, and their respective officers, directors, employees, stockholders, agents and representatives (the "Seller Indemnified Parties") in respect of, and hold each Seller Indemnified Party harmless against, any Damages incurred or suffered by such Seller Indemnified Party, to the extent resulting from:

         (a) any breach of a representation or warranty of the Buyer contained in Article III of this Agreement or the Buyer Certificate, or any breach of a representation or warranty of the Asset Buyer contained in Article III of the Asset Purchase Agreement;

         (b) any failure of the Buyer or the Asset Buyer to perform or any breach by the Buyer or the Asset Buyer of any covenant or agreement contained in this Agreement or the Asset Purchase Agreement, respectively;

         (c) the Acquired Assets or the operation or conduct of the Business (including warranty obligations and product liability) before, on or after the Closing Date, except to the extent resulting from an event or circumstance constituting a breach of any representation or warranty of the Seller in Article II of this Agreement, Article II of the Asset Purchase Agreement or the Seller Certificate;

         (d) any Environmental Matters or Materials of Environmental Concern, in each case relating to the Business or the Acquired Assets, except to the extent resulting from an event or circumstance constituting a breach of any representation or warranty of the Seller in Article II of this Agreement,
Article II of the Asset Purchase Agreement or the Seller Certificate;

         (e) any actions, suits, proceedings, disputes, claims or investigations arising out of or related to the Acquired Assets or the Business, except to the extent resulting from an event or circumstance constituting a breach of any representation or warranty of the Seller in Article II of this Agreement,
Article II of the Asset Purchase Agreement or the Seller Certificate; or

         (f) the failure of the Asset Buyer to pay or otherwise discharge when due and payable the Assumed Liabilities or any part thereof, except to the extent resulting from an event or circumstance constituting a breach of any representation or warranty of the Seller in Article II of this Agreement,
Article II of the Asset Purchase Agreement or the Seller Certificate.

         Section 6.3 Claims for Indemnification.

         (a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, relating to or arising out of a claim, action, suit, proceeding or assertion of liability asserted by a third-party against an Indemnified Party (as defined in Section 6.3(a)(i)) for which indemnification may be sought (a "Third-Party Claim") shall be made in accordance with the following procedures:

            (i) A person or entity entitled to indemnification under this
Article VI (an "Indemnified Party") shall give prompt written notice to the person or entity from whom indemnification is sought (the "Indemnifying Party") of the assertion of a Third-Party Claim. Such notice shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such Third-Party Claim and the amount of the Damages claimed, along with copies of the relevant documents evidencing such Third-Party Claim or the basis therefor.

            (ii) Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense (which it is understood shall include any related settlement discussions and negotiations) of such Third-Party Claim with counsel of the Indemnifying Party's choice. If the Indemnifying Party assumes control of such defense, the Indemnifying Party shall not be liable to any Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with such Third-Party Claim following the assuming of control by the Indemnifying Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense (but the Indemnifying Party shall nevertheless have the right to participate in such defense) and in such case the reasonable attorneys' fees and expenses incurred by the Indemnified Party shall be included in the "Damages" for which the Indemnified Party may be entitled to indemnification by the Indemnifying Party. If, having elected to assume control of the defense of a Third-Party Claim, the Indemnifying Party thereafter fails to conduct such defense with reasonable diligence, or thereafter decides not to continue to control such defense, then the Indemnified Party may assume control of the defense of such Third-Party Claim (but the Indemnifying Party shall nevertheless have the right to participate in such defense) and in such case the reasonable attorneys' fees and expenses incurred by the Indemnified Party shall be included in the "Damages" for which the Indemnified Party may be entitled to indemnification by the Indemnifying Party. Where an Indemnified Party controls the defense of a Third-Party Claim in accordance with this Section 6.3(a)(ii), the Indemnifying Party may not refuse to indemnify for "Damages" if such indemnification would otherwise be required by this Article VI solely on the basis that the Indemnified Party controlled such defense.

            (iii) The party controlling such defense shall keep the Indemnified Party (and, if different, the other party hereto) advised of the status of such Third-Party Claim and the defense thereof and shall consider recommendations made by the Indemnified Party (and, if different, the other party hereto) with respect thereto.

            (iv) The Indemnified Party shall not file any papers, consent to the entry of any judgment or agree to any settlement of such Third-Party Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such Third-Party Claim that imposes any liability or obligation on the Indemnified Party or that does not include a complete release of the Indemnified Party from all liability with respect thereto, in each case without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

            (v) The Buyer shall, and shall cause its Affiliates and employees to, cooperate with the Seller in connection with the prosecution, defense, settlement or performance of the Seller's obligations under this Article VI. The Seller shall, and shall cause its Affiliates and employees to, cooperate with the Buyer in connection with the prosecution, defense, settlement or performance of the Buyer's obligations under this Article VI.

         (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI that does not result from, relate to or arise out of a Third-Party Claim shall deliver to the Indemnifying Party a written notice promptly upon learning of such claim. Such notice shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such claim and the amount of the Damages incurred by the Indemnified Party, along with copies of the relevant documents relating to such claim. The Indemnified Party will reasonably cooperate with and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters.

         Section 6.4 Survival.

         (a) The representations and warranties of the Seller set forth in
Article II of this Agreement, Article II of the Asset Purchase Agreement and the Seller Certificate, and of the Buyer set forth in Article III of this Agreement and the Buyer Certificate, and of the Asset Buyer set forth in Article III of the Asset Purchase Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby solely for the purposes of Sections 6.1 and 6.2, and shall terminate on the date that is 18-months after the Closing Date, provided that to the extent Damages result from fraud by the Seller, its Affiliates or their employees, such limitation shall not apply. Notwithstanding the foregoing, (i) the representations and warranties of the Seller contained in Sections 2.10 and 2.11 shall survive the Closing and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations, (ii) the representations and warranties of the Seller contained in Sections 2.1, 2.2 and 2.3 of this Agreement and Sections 2.1 and 2.2 of the Asset Purchase Agreement, and of the Buyer contained in Sections 3.1 and 3.2 of this Agreement, and of the Asset Buyer contained in Sections 3.1 and 3.2 of the Asset Purchase Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby without limitation and (iii) the representations and warranties of the Seller contained in Sections 2.14(a) and 2.14(f) shall survive the Closing and the consummation of the transactions contemplated hereby solely for purposes of Section 6.1, and shall terminate on the date that is three years after the Closing Date.

         (b) None of the covenants or other agreements contained in this Agreement or the Asset Purchase Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing only until the expiration of the term of the undertaking set forth in such agreement and covenant.

         (c) No party shall have any liability or obligation of any nature with respect to any representation, warranty, agreement or covenant after the termination thereof.

         (d) If an indemnification claim is properly asserted in writing pursuant to Section 6.3 prior to the expiration pursuant to Section 6.4(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

         Section 6.5 Limitations.

         (a) Notwithstanding anything to the contrary contained in this Agreement or the Asset Purchase Agreement, the following limitations shall apply to indemnification claims under this Agreement:

            (i) no individual claim (or series of related claims) for indemnification under Section 6.1(a) (other than any claim for indemnification pursuant to Section 6.1(a) based on any breach of any representation or warranty in Sections 2.1, 2.3, 2.10, 2.11 or 2.26) or Section 6.1(b) shall be valid and assertable unless it is (or they are) for an amount in excess of $25,000;

            (ii) the Seller shall be liable with respect to claims under Section 6.1(a) (other than any claim for indemnification pursuant to Section 6.1(a) based on any breach of any representation or warranty in Sections 2.10, 2.11 or 2.26) for only that portion of the aggregate Damages related to such claims (excluding any claims disallowed under Section 6.5(a)(i)), exceeds 1% of the sum of the Adjusted Share Purchase Price and the Adjusted Asset Purchase Price;

            (iii) the aggregate liability of the Seller for all Damages under
Section 6.1(a) (other than any claim for indemnification pursuant to Section 6.1(a) based on any breach of any representation or warranty in Sections 2.1, 2.2, 2.3, 2.4, 2.10. 2.11 or 2.26) and Section 6.1(b) (other than any claim for indemnification pursuant to Section 6.1(b) based on any breach of any covenant of the Seller in Article VII) shall not exceed an amount equal to 10% of the sum of the Adjusted Share Purchase Price and the Adjusted Asset Purchase Price; provided, however, that the Buyer Indemnified Parties shall be entitled to be indemnified pursuant to Section 6.1(a) based on any breach of any representation or warranty in Sections 2.8, 2.9, 2.13(c), 2.14, 2.16, 2.17, 2.20, 2.21 or 2.25
in excess of such amount equal to 10% of the sum of the Adjusted Share Purchase Price and the Adjusted Asset Purchase Price, but only to the extent that the aggregate liability of the Seller for all Damages under Section 6.1(a) based on any breach of any representation or warranty would not exceed an amount equal to 25% of the sum of the Adjusted Share Purchase Price and the Adjusted Asset Purchase Price; provided further, however, that to the extent Damages result from fraud by the Seller, its Affiliates or their employees, the limitations in this Section 6.5(a)(iii) shall not apply; and

            (iv) the aggregate liability of the Buyer for all Damages under
Section 6.2(a) (other than any claim for indemnification pursuant to Section 6.2(a) based on any breach of any representation or warranty in Sections 3.1,
3.2 and 3.7) shall not exceed an amount equal to 10% of the sum of the Adjusted Share Purchase Price and the Adjusted Asset Purchase Price, provided that to the extent Damages result from fraud by the Buyer, its Affiliates or their employees, such limitation shall not apply; and

            (v) the Buyer shall not be entitled to make any claim for indemnification with respect to any matter to the extent the Share Purchase Price has been adjusted to reflect such matter pursuant to Section 1.4.

         (b) In no event shall any Indemnifying Party be responsible or liable for any Damages or other amounts under this Article VI that are (i) consequential, in the nature of lost profits, diminutions in value, special or punitive or otherwise not actual damages (except in the event that the Indemnified Party shall be finally adjudged and required to pay special or consequential damages of any nature to any third party in any Third-Party Claim with respect to which such Indemnified Party is entitled to indemnification hereunder, in which case such special or consequential damages shall be included in the "Damages" for which the Indemnified Party may be entitled to indemnification by the Indemnifying Party) or (ii) contingent, unless and until such Damages are actual and mature. Each of the Buyer, the Seller and the Indemnified Party with respect to any indemnification claim shall (and shall cause its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article VI.

         (c) Effective as of the Closing, the Buyer hereby waives and releases (and shall cause BTG to waive and release), any claim (but, for the avoidance of doubt, not any contractual obligation that survives the Closing, whether hereunder, under the Asset Purchase Agreement or otherwise) that BTG may have against the Seller or its Affiliates as of the Closing Date.

         (d) The amount of Damages recoverable by an Indemnified Party under this Article VI with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof) from an insurance carrier with respect to the Damages to which such indemnity claim relates and (ii) the amount of any Tax benefit realized or realizable by such Indemnified Party (or an Affiliate thereof) which is attributable to the Damages to which such indemnity claim relates. An Indemnified Party shall use commercially reasonable efforts to pursue, and to cause its Affiliates to pursue, all insurance claims and Tax benefits to which it may be entitled in connection with any Damages it incurs, and each of the Buyer, the Seller and the Indemnified Party with respect to any indemnification claim shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party (or an Affiliate) receives any insurance payment in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment, an amount equal to the excess of (i) the amount previously received by the Indemnified Party under this
Article VI with respect to such claim plus the amount of the insurance payments received, over (ii) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Article VI.

         (e) To the extent any representation or warranty of the Seller in
Article II of this Agreement, Article II of the Asset Purchase Agreement or the Seller Certificate is, to the knowledge of the Buyer or the Asset Buyer on or prior to the Closing Date, untrue or incorrect, the Buyer shall have no rights to indemnification under this Article VI by reason of such untruth or inaccuracy (it being understood that the parties agree that neither the Buyer nor the Asset Buyer has any knowledge that the terms of any Business Contract are not in compliance with any applicable laws).

         (f) Except for claims for (i) equitable relief, including specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement or in the Asset Purchase Agreement, and (ii) fraud, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims relating to breaches of any representation, warranty, covenant or agreement contained in this Agreement, the Asset Purchase Agreement, the Buyer Certificate or the Seller Certificate, or otherwise relating to the transactions that are the subject of this Agreement and the Asset Purchase Agreement.

         Section 6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated for Tax purposes by the Buyer, the Asset Buyer and the Seller as an adjustment to the Adjusted Share Purchase Price or the Adjusted Asset Purchase Price, as applicable (it being understood that, for the avoidance of doubt, any such adjustment will not have any affect on the Adjusted Share Purchase Price or the Adjusted Asset Purchase Price for purposes of determining the limitations in Section 6.5).

                                  ARTICLE VII
                                   TAX MATTERS

         Section 7.1 Preparation and Filing of Tax Returns; Payment of Taxes.

         (a) The Seller shall be responsible for the preparation and filing of all Tax Returns for the Seller for all periods (including the consolidated, unitary, and combined Tax Returns for the Seller which include the operations of the Business for any period ending on or before the Closing Date) and for all Tax Returns for any Income Taxes (as defined in this Section 7.1(a)) of BTG for all taxable periods that end on or before the Closing Date and all other Tax Returns of BTG required to be filed (taking into account extensions) prior to the Closing Date, and the same shall be prepared and filed in a timely manner and in accordance with applicable law; provided, however, that the Seller shall provide to the Buyer copies of such Tax Returns to be filed after the date hereof in advance of filing such Tax Returns, and shall consult with the Buyer regarding any comments that the Buyer may have to the preparation of such Tax Returns (it being agreed that the Seller shall be required to consider such comments but shall not be required to accept such comments, and that the preparation of such Tax Returns shall ultimately be in the Seller's sole discretion). As used in this Agreement, "Income Taxes" means any Taxes imposed upon or measured by net income. The Seller shall make or cause to be made all payments required with respect to any such Tax Returns. The Buyer shall promptly reimburse the Seller for the amount of any such Taxes paid by the Seller to the extent such Taxes are attributable (as determined under Section 7.2) to periods following the Closing Date.

         (b) The Buyer shall be responsible for the preparation and filing of all other Tax Returns for BTG or the Business. The Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that the Seller shall promptly reimburse the Buyer for the amount of any such Taxes paid by the Buyer to the extent such Taxes are attributable (as determined under Section 7.2(b)) to periods ending on or before the Closing Date.

         (c) Any Tax Return of BTG to be prepared and filed for taxable periods beginning before the Closing Date and ending after the Closing Date shall be prepared and filed in a timely manner, in accordance with applicable law and on a basis consistent with the last previous similar Tax Return, and the Buyer shall consult with the Seller concerning each such Tax Return and report all items with respect to the period ending on the Closing Date in accordance with the instructions of the Seller; provided, however, that if the Buyer is advised by counsel that the filing of any Tax Return and the reporting on such Tax Return of any item in accordance with the instructions of the Seller raises a significant possibility that the Buyer would be subject to non-de minimis penalties or fines, the Buyer may file such Tax Return without regard to the Seller's instructions relating to such item. The Buyer shall provide the Seller with a copy of each proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Seller) at least 20 days prior to the filing of such Tax Return.

         (d) The Buyer shall be responsible for the payment of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement.

         (e) The Buyer shall be responsible for the payment of any and all Taxes attributable to the acts or omissions of the Buyer or the Buyer's Affiliates occurring after the Closing.

         Section 7.2 Allocation of Certain Taxes.

         (a) The Buyer and the Seller agree that if BTG or the Seller is permitted but not required under applicable state, local or foreign Tax laws to treat the Closing Date as the last day of a taxable period for BTG, the Buyer and the Seller shall treat such day as the last day of a taxable period.

         (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Business shall be apportioned for purposes of Section 7.1 between the Seller and the Buyer based on the actual operations of the Business during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and for purposes of the provisions of Sections 7.1 and 7.3, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

         Section 7.3 Refunds and Carrybacks.

         (a) The Seller shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes with respect to the Business attributable to taxable periods ending (or deemed pursuant to Section 7.2(b) to end) on or before the Closing Date.

         (b) The Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes with respect to the Business attributable to taxable periods beginning (or deemed pursuant to Section 7.2(b) to begin) after the Closing Date.

         (c) The Buyer shall forward to or reimburse the Seller for any such refunds (including any interest paid thereon) or credits due to the Seller after receipt thereof, and the Seller shall promptly forward to the Buyer or reimburse the Buyer for any such refunds (including any interest paid thereon) or credits due the Buyer after receipt thereof.

         (d) The Buyer and the Seller agree that, with respect to any Tax, BTG shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date.

         Section 7.4 Cooperation on Tax Matters; Tax Audits.

         (a) The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which the Buyer or the Seller could reasonably require the assistance of the other in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Business illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such other party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable Governmental Entity which relate to the Business, and providing copies of all relevant Tax Returns to the extent related to the Business, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entity and records concerning the ownership and Tax basis of property, which the requested party may possess. The Buyer and the Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

         (b) The Seller shall have the right, at its own expense, to control any audit or examination by any Governmental Entity ("Tax Audit"), initiate any claim for refund, or contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Business. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Business; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and (ii) any item the adjustment of which may cause the Seller to become obligated to make any payment pursuant to Section 7.1(a) hereof, the Buyer shall consult with the Seller with respect to the resolution of any issue that would affect the Seller, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of the Seller. Where consent to a settlement is withheld by the Seller pursuant to this Section 7.4(b), the Buyer may continue or initiate any further proceedings at its own expense, provided that any liability of the Buyer, after giving effect to this Agreement and the Asset Purchase Agreement, shall not exceed the liability that would have resulted had the Seller not withheld its consent.

         Section 7.5 Termination of Tax Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Business shall be terminated prior to the Closing Date and, after the Closing Date, the Buyer and its Affiliates shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

         Section 7.6 Section 338 Election. The Buyer shall not make any election pursuant to Section 338(g) of the Internal Revenue Code of 1986 (or any comparable election under any other federal, state, local or foreign Tax law) with respect to the purchase of the Shares pursuant to this Agreement.

         Section 7.7 Scope of Article VII. Any claim by any Indemnified Party relating to a breach by the Buyer or the Seller of its obligations under this
Article VII shall be pursued in accordance with the procedures for indemnification claims set forth in Section 6.3, and shall otherwise be subject to the terms and conditions of Article VI other than the limitations in Sections 6.4(b) and 6.5(a)(i) through (iii). Notwithstanding the foregoing or any other term or condition of Article VI, (i) claims for a breach of an obligation under this Article VII may be made by an Indemnified Party at any time prior to the expiration of the statute of limitations applicable to the Tax matter to which the claim relates and (ii) to the extent there is any inconsistency between the terms of Article VI and this Article VII with respect to the allocation of responsibility between the Seller and the Buyer for Taxes relating to the Business, the provisions of this Article VII shall govern.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Termination of Agreement.

         (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing as provided below:

            (i) by mutual written consent of the Buyer and the Seller;

            (ii) by the Buyer, if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment;

            (iii) by the Seller, if any of the conditions set forth in Section
5.2 shall have become incapable of fulfillment;

            (iv) by the Buyer, within 30 days following delivery to the Buyer in accordance with Section 10.7 of an update to the Disclosure Schedule pursuant to
Section 4.4 which contains new disclosure of any event or development that would reasonably be expected to have a Business Material Adverse Effect; or

            (v) by either the Buyer or the Seller, if the Closing shall not have been consummated on or before July 30, 2005; provided, however, that if any of the conditions in Sections 5.1(d), 5.1(e) or 5.2(d) are not satisfied on July 30, 2005, then neither party shall have the right to terminate under this
Section 8.1(a)(v) until the earlier of (x) the tenth Business Day after all of the conditions in Sections 5.1(d), 5.1(e) and 5.2(d) are satisfied or (y) December 31, 2005;

provided, however, that the party seeking termination pursuant to clauses (ii) through (v) is not then in material breach of any of its agreements or covenants contained in this Agreement or in the Asset Purchase Agreement.

         (b) Any termination of this Agreement pursuant to this Section 8.1 shall be effective upon delivery of notice by the terminating party to the other party, and thereupon this Agreement and the transactions contemplated hereby shall be terminated, without further action by any party.

         Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties hereunder shall terminate without any liability of either party to the other party (provided that, for the avoidance of doubt, the Confidentiality Agreement shall survive any such termination for the term set forth therein). Notwithstanding the foregoing, termination of this Agreement shall not relieve any party for liability for any breach by such party, prior to the termination of this Agreement, of any covenant or agreement (but not any representation or warranty) contained in this Agreement or impair the right of any party to obtain such remedies as may be available to it in law or equity with respect to such a breach by any other party.

                                   ARTICLE IX
                          OTHER POST-CLOSING COVENANTS

         Section 9.1 Access to Information; Record Retention.

         (a) Following the Closing, subject to Section 9.1(b) and subject to customary confidentiality provisions, each of the Buyer and the Seller shall, and shall cause their respective Affiliates, to grant to the other reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with normal business operations) to the financial records and other information in its possession related to their conduct of the Business and such cooperation and assistance as shall be reasonably required to enable each of them to complete their legal, regulatory, stock exchange and financial reporting requirements and for any other reasonable business purpose, including for litigation and insurance matters. Each party shall promptly reimburse the other for such other party's reasonable out-of-pocket expenses associated with requests made by such first party under this Section 9.1(a), but no other charges (including the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing party) shall be payable by the requesting party to the other party in connection with such requests.

         (b) Notwithstanding anything to the contrary in Section 9.1(a), neither party nor any of its Affiliates shall be obligated to provide any information, documents or access that would (i) violate the provisions of any applicable laws or any contract or agreement to which it is a party or (ii) cause the loss of the disclosing party's attorney-client privilege with respect thereto.

         (c) Except as may otherwise be required by law or agreed to in writing by the parties, each party shall use commercially reasonable efforts to preserve, until six years after the Closing Date plus any additional time during which Seller advises Buyer that there is an ongoing tax audit or investigation, all financial and tax information and related material business records in its possession or control to the extent pertaining to the Business prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any particular documents, any party may offer in writing to the other party to deliver such documents to the other party, and if such offer is not accepted within 90 days, the offered documents may be disposed of at any time.

         Section 9.2 Use of Name for Transition Period.


         (a) The Buyer shall, as promptly as practicable (and in any event within sixty Business Days) following the Closing, change, amend or terminate, and cause the Asset Buyer to change, amend or terminate, any certificates of assumed name or d/b/a filings, to discontinue any reference to the Retained Marks (as defined in this Section 9.2(a)). As used in this Agreement, "Retained Marks" means all trademarks, trade names and logos of the Seller, and any contractions, abbreviations and simulations of the Seller, other than the corporate name of BTG and the Transferred Trademark Rights (as defined in Section 1.1(a)(iii) of the Asset Purchase Agreement).

         (b) Following the Closing, none of BTG, the Buyer or the Asset Buyer shall have any right to use any Retained Marks, and the Buyer shall cause BTG and the Asset Buyer to discontinue the use of all Retained Marks as of the Closing. Following the Closing, the Buyer shall not, and the Buyer shall not permit BTG or the Asset Buyer to, hold itself out as having any affiliation with the Seller or any of the Seller's Affiliates.

         Section 9.3 Payment of Assumed Liabilities; Receipt of Accounts Receivable.

         (a) In the event that the Seller (or an Affiliate thereof) inadvertently pays or discharges, after the Closing, any Assumed Liabilities, the Asset Buyer shall reimburse the Seller or such Affiliate for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge.

         (b) In the event that the Seller inadvertently receives, after the Closing, any payment on the account of the Accounts Receivable (as defined in Section 1.1(a)(vii) of the Asset Purchase Agreement), the Seller shall promptly pay to the Asset Buyer all such amounts received.

         Section 9.4 Further Assurances. At any time and from time to time after the Closing Date, as and when reasonably requested by any party hereto and at such party's expense, the other party shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement and the Asset Purchase Agreement. Without derogating from the generality of the foregoing, the Seller shall, as and when reasonably requested by the Buyer and at the Buyer's expense (it being understood that the Buyer will have no obligation to reimburse the Seller for any costs other than out-of-pocket costs), promptly execute and deliver, or cause to be executed and delivered, all documents, instruments and certificates required by any patent office in any country of the world, as are necessary to effect the assignment of any Transferred Patent Rights (as defined in Section 1.1(a)(ii) of the Asset Purchase Agreement) to the Asset Buyer pursuant to the Asset Purchase Agreement.

         Section 9.5 License Grants.

         (a) Beginning on the date hereof and ending on the date that is nine months after the Closing Date, the Buyer and the Seller shall work together in good faith and use commercially reasonable efforts to determine whether (i) in order to develop, make, have made, use, offer for sale, sell and import Puricase or any other product or service of the Seller as of the Closing Date, and any future products containing any of the same active ingredients as any of the foregoing, the Seller requires a license under any of the Transferred Patent Rights or any of the patents and patent applications owned by BTG as of the Closing, or any Related Patent Rights (as defined in Section 9.5(e)) of any of the foregoing (any such required license, a "Seller License") and (ii) in order to develop, make, have made, use, offer for sale, sell and import the Products and the Transferred Products (as defined in Section 1.1(a)(i) of the Asset Purchase Agreement), and any future products containing any of the same active ingredients as any of the Products or Transferred Products, the Asset Buyer or BTG requires a license under any of the patents and patent applications owned by the Seller as of the Closing, and their respective Related Patent Rights (and such required license, a "Buyer License").

         (b) If, at any time prior to the date that is nine months after the Closing Date, the Seller determines that a Seller License is required, the Buyer shall cause each of the Asset Buyer or BTG (as applicable) to immediately and automatically grant to the Seller, retroactive to the Closing, a fully paid-up, non-royalty-bearing, perpetual, worldwide nonexclusive license, under the relevant Transferred Patent Rights, patents and patent applications of BTG and Related Patent Rights of any of the foregoing, to develop, make, have made, use, offer for sale, sell and import Puricase or any other product or service of the Seller as of the Closing Date, and any future products containing any of the same active ingredients as any of the foregoing.

         (c) If, at any time prior to the date that is nine months after the Closing Date, the Buyer determines that a Buyer License is required, the Seller shall immediately and automatically grant to each of the Asset Buyer or BTG (as applicable), retroactive to the Closing, a fully paid-up, non-royalty-bearing, perpetual, worldwide nonexclusive license, under the relevant patents and patent applications of the Seller and respective Related Patent Rights, to develop, make, have made, use, offer for sale, sell and import the Products and the Transferred Products, and any future products containing any of the same active ingredients as any of the Products or Transferred Products.

         (d) The Buyer and the Seller shall not, and shall cause each of their Affiliates not to, enter into any contract or agreement or take any other action, including any assignment, sale, license or other transfer of patents, patent applications or Related Patent Rights, that would impair or limit the respective obligations of the Buyer, BTG or the Seller to grant licenses under this Section 9.5, or the rights of the Buyer, BTG or the Seller to have licenses granted to them under this Section 9.5.

         (e) As used in this Agreement, "Related Patent Rights" means, with respect to a patent or patent application: (i) continuations, continuations-in-part, divisionals and substitute patent applications of such patent application and of any other patent application from which such patent application or such patent claim priority; (ii) patents issued with respect to such patent application and with respect to any patent applications set forth in the preceding clause (i); and (iii) reissues, reexaminations, renewals and extensions (including supplemental patent certificates) of, and confirmation patents, registration patents and patents of addition based on, such patent and any patents set forth in the preceding clause (ii), in each case in clauses (i),
(ii) and (iii) in any country in the world.

         Section 9.6 Non-Competition.

         (a) Subject to Section 9.6(b), the Seller agrees that from and after the Closing Date and until three years following the Closing Date (the "Non-Competition Period"), the Seller shall not, directly or indirectly (including through any Subsidiary (as defined in this Section 9.6(c)), without the express prior written consent of the Buyer, develop, manufacture, market or sell any of the following products, anywhere in the world (any such restricted activities collectively, a "Competitive Activity"):

            (i) human growth hormone;

            (ii) sodium hyaluronate-based medical devices or products;

            (iii) hepatitis B vaccine; or

            (iv) recombinant human insulin.

         (b) This Section 9.6 shall not restrict (i) the Seller from owning or purchasing as an investment, directly or indirectly, any indebtedness or less than 5% of the outstanding equity of any Person engaged in any Competitive Activity, (ii) the Seller from, directly or indirectly, developing, manufacturing, marketing or selling any product competing with any Transferred Product, or otherwise competing with any Transferred Product and (iii) the activities of any Person who acquires the Seller after the date hereof, or of any business acquired by the Seller after the date hereof.

         (c) As used in this Agreement, a "Subsidiary" of the Seller means any Person more than 50% of whose outstanding equity securities representing the right to vote for the election of directors is owned by the Seller and/or any other Subsidiary of the Seller.

         Section 9.7 Non-Solicitation. The Seller agrees that during the Non-Competition Period, the Seller shall not, whether on the Seller's own account or for others, directly or indirectly, solicit, interfere with or endeavor to entice away from BTG any of BTG's employees or consultants as of the Closing Date.

         Section 9.8 No Interference with the Business. The Seller agrees that during the Non-Competition Period, the Seller shall not, for any reason, directly or indirectly, (a) solicit or divert any business or clients or customers of the Business as of the Closing Date away from the Business for the purpose of engaging in a Competitive Activity or (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated with or doing business with the Business as of the Closing Date to reduce or alter in a manner adverse to the Business any such association or business with the Business.

                                   ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Confidentiality Agreement. The Buyer acknowledges that the confidential or proprietary information or documents provided to the Buyer or any of its Affiliates pursuant to this Agreement or the Asset Purchase Agreement shall be "Information" subject to the confidentiality agreement dated September 29, 2004 between the Buyer and the Seller (the "Confidentiality Agreement"). Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to "Information" (as defined thereunder) relating solely to the Business; provided, however, that the Buyer acknowledges that all other "Information" provided to it by the Seller and its representatives concerning the Seller or any of its Affiliates other than BTG shall remain subject to the Confidentiality Agreement after the Closing.

         Section 10.2 Press Releases and Announcements. Immediately after the execution and delivery of this Agreement, the Seller will issue a press release announcing the execution and delivery of this Agreement and the Asset Purchase Agreement, substantially in the form previously agreed by the Buyer and the Seller. From the date hereof through the Closing Date, neither the Buyer nor the Seller shall issue (and each shall cause its Affiliates not to issue) any other press release or public disclosure relating to the subject matter of this Agreement and the Asset Purchase Agreement without the prior consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that each of the Buyer and the Seller (and their respective Affiliates) may make any public disclosure it believes in good faith is required by law or the rules of any securities exchange or market (in which case the disclosing party shall advise the other party and the other party shall, as far as practicable, have the right to review such press release or announcement prior to its publication).

         Section 10.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Buyer, the Seller and their respective successors and permitted assigns and, to the extent expressly specified herein, their respective Affiliates.

         Section 10.4 Action to be Taken by Affiliates. Each of the Buyer and the Seller shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

         Section 10.5 Entire Agreement. This Agreement, the Asset Purchase Agreement, the Residual Rights Agreement and the Confidentiality Agreement constitute the entire agreement between the Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other hand, with respect to the subject matter hereof and thereof, and supersede any prior agreements or understandings between the Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other hand, with respect to such matters.

         Section 10.6 Succession and Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto, except that either party may assign its rights hereunder to any entity that acquires all or substantially all of such party's business or assets (provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assigning party shall remain primarily liable for such obligations). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         Section 10.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent by overnight delivery via a reputable national courier service, in each case to the intended recipient as set forth below:

If to the Buyer:

Ferring B.V.
Postbus 184
2130 AD Hoofddorp
The Netherlands
Attention: General Counsel

Telecopy:  +31 (0) 23 568 03 90

If to the Seller:                      Copies to:

Savient Pharmaceuticals, Inc.          Wilmer Cutler Pickering Hale and Dorr LLP
One Tower Center                       60 State Street
Fourteenth Floor                       Boston, Massachusetts  02109
East Brunswick, New Jersey  08816      Attention:  David E. Redlick, Esq.
Attention: Philip K. Yachmetz, Esq.

Telecopy: (732) 418-9065               Telecopy:  (617) 526-5000

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         Section 10.8 Amendments and Waivers. The Buyer and the Seller may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties.

         Section 10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of an arbitrator or a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         Section 10.10 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Asset Purchase Agreement and the transactions contemplated hereby and thereby.

         Section 10.11 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice or conflict of law provision or rule that would cause the application of any other laws.

         Section 10.12 Disclosure. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has resulted in or would result in a Business Material Adverse Effect, or is outside the ordinary course of business. The phrase "to the knowledge of the Seller", "known to the Seller" or any phrase of similar import as used in this Agreement means and is limited to (a) the actual knowledge of Dov Kanner, BTG's Managing Director and David Schuz, BTG's Vice President, Legal and Associate General Counsel, as well as any other actual knowledge which such persons would possess if they made reasonable inquiries with respect to the matter in question of appropriate "officeholders" of BTG (as defined in the Israel Companies Act 1999) who would reasonably be expected to have material knowledge of the matter in question, and (b) the actual knowledge (without any duty of inquiry) of Philip K. Yachmetz, the Seller's Senior Vice President of Corporate Strategy and General Counsel and Christopher G. Clement, the Seller's Chief Executive Officer.

         Section 10.13 Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:
(i) "either" and "or" are not exclusive and "include", "includes" and "including" are not limiting; (ii) "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;
(iii) "date hereof" refers to the date set forth in the initial caption of this Agreement; (iv) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) descriptive headings and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement;
(vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a contract or agreement mean such contract or agreement as amended or otherwise modified from time to time; (viii) references to a person or entity are also to its permitted successors and assigns; (ix) references to an "Article", "Section", "Exhibit" or "Schedule" refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (x) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; (xi) references to "NIS" refer to New Israeli Shekels; (xii) references to a law include any rules, regulations and delegated legislation issued thereunder; and (xiii) the defined term "Business" shall have the identical meaning in this Agreement and in the Asset Purchase Agreement, notwithstanding that different portions of the Business are sold pursuant to this Agreement and the Asset Purchase Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Buyer and the Seller to express their mutual intent, and no rule of strict construction shall be applied against the Buyer or the Seller.

         Section 10.14 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by exchange of signatures by facsimile.

         Section 10.15 Dispute Resolution.

         (a) Any disputes, claims or controversies between the Seller and the Buyer in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination (any such dispute, claim or controversy, a "Dispute"), shall be finally resolved by binding arbitration.

         (b) Any arbitration hereunder shall be conducted under the Rules of Arbitration of the London Court of International Arbitration. The arbitration shall be conducted in the English language before three arbitrators chosen according to the following procedure: within 20 days after commencement of the arbitration, each of the Buyer and the Seller shall appoint one arbitrator, and within 20 days after the appointment of both such arbitrators, the two arbitrators so chosen shall choose the third arbitrator. If the two arbitrators chosen by the Buyer and the Seller cannot agree on the choice of the third arbitrator within a period of 20 days after their appointment, then the third arbitrator shall be appointed by the London Court of International Arbitration.

         (c) Each of the arbitrators shall be a lawyer or former judge. The chairman of the three arbitrators shall have experience arbitrating disputes in the pharmaceutical industry.

         (d) Any arbitration that would otherwise conducted pursuant to either
Section 6.15 of the Asset Purchase Agreement or Section 10 of the Residual Rights Agreement that relates to the subject matter of any arbitration conducted pursuant to this Section 10.15 shall be combined into a single arbitration before the same panel of three arbitrators, conducted in accordance with this
Section 10.15.

         (e) Each of the Buyer and the Seller hereby irrevocably waives all rights to trial by jury in any Dispute.

         (f) Each of the Buyer and the Seller hereby irrevocably waives all rights to any damages that are consequential, in the nature of lost profits, diminutions in value, special or punitive or otherwise not actual damages, except as expressly provided by the parenthetical proviso in Section 6.5(b).

         (g) The place of the arbitration shall be London, England.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Buyer and the Seller have executed this Agreement as of the date first above written.

                                   SAVIENT PHARMACEUTICALS, INC.

                                   By: /s/ Christopher Clement
                                       ----------------------------------------
                                       Name: Christopher Clement
                                       Title: President and Chief Executive
                                              Officer




                                   FERRING B.V.


                                   By: /s/ Frederik Paulsen
                                       ----------------------------------------
                                        Name: [illegible]
                                        Title: [illegible]


[The following schedules and exhibits to this Share Purchase Agreement have been omitted and will be provided to the Commission upon request to the Registrant:

         Exhibit A                          Share Transfer Deed
         Exhibit B                          Form of Undertaking
         Exhibit C                          Residual Rights Agreement
         Exhibit D                          Guarantee

         Disclosure Schedule

         Schedule 4.2(a)                    Operation of Business
         Schedule 4.8                       BTG-271 Patents
         Schedule 5.1(d)                    Required Consents

         Appendix I                         Memorandum and Articles of
                                            Association of BTG]